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                                                                     EXHIBIT 4.3

                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS

                        AND DEFERRED PROFIT SHARING PLAN

                               AND TRUST AGREEMENT

                (As Amended and Restated Effective July 1, 1989)

           THIS TRUST AGREEMENT (the "Agreement") is made and entered into by and between CALIFORNIA MICROWAVE, INC. (Employer) and BANK OF AMERICA, N.T. & S.A. (Trustee).

                                    ARTICLE 1

                 NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION

           1.1 Plan Name

                      The Plan set forth in this Agreement shall be designated as the CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS AND DEFERRED PROFIT SHARING PLAN (the "Plan") and TRUST AGREEMENT.

           1.2 Effective Date

                      (a) In General

                      The Effective Date of this amended and restated Plan and Trust Agreement shall be July 1, 1989.

                      (b) Specific Articles

                      Notwithstanding the above, certain Articles within this Plan and Trust Agreement are effective as of the dates specified within those Articles. In addition, the following Articles have the following specific Effective Dates:

                                 (i) Article 4.1 shall be effective July 1,
                      1987.

                                 (ii) Article 4.2(a) shall be effective July 1,
                      1987.

                                 (iii) Article 4.4 shall be effective July 1,
                      1987.

                                 (iv) Articles 4.5 - 4.9 shall be effective July
                      1, 1987.

                                 (v) Article 5.3(a) shall be effective July 1,
                      1987.

                                 (vi) Article 6.4 shall be effective July 1,
                      1991.

           1.3 Purpose and History

                      (a) Purpose

                      The Plan and Trust Agreement are intended to qualify as a Profit Sharing and 401(k) Plan under Code Sections 401(a) and 501(a) and are created and maintained for the exclusive benefit of



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Eligible Employees of the Employer and Member Employers and their Beneficiaries to enable them to share in Employer and Member Employer profits, to provide Eligible Employees with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of the death or Disability of the Employee.

                      (b) History

                      The original Plan and Trust Agreement was first effective July 1, 1984 and was subsequently amended on April 22, 1986 and on August 3, 1988.

                      (c) Purposes of Restatement

                      The principal purpose of this amendment and restatement is to comply with the requirements of TRA '86 and all regulations in effect by the time of this amendment and restatement. Further, this amendment and restatement is made to allow the addition of Employer Profit Sharing Contributions effective for the Fiscal Year ended June 30, 1994 and to amend the Plan name.

           1.4 Construction

                      The following miscellaneous provisions shall apply in the construction of this Plan and Trust Agreement:

                      (a) State Jurisdiction

                      All matters respecting the validity, effect, interpretation and administration of this Plan and Trust Agreement shall be determined in accordance with the laws of the State of Delaware except where preempted by ERISA or other federal statutes.

                      (b) Gender

                      Wherever appropriate, words used in the singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

                      (c) Application of ERISA and Code References

                      All references to sections of ERISA or the Code, or any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the Government.

                      (d) Enforceable Provisions Remain Effective

                      If any provision of this Plan and Trust Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.



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                      (e) Headings

                      Headings are inserted for reference only and constitute no part of the construction of this Agreement.

           1.5 Employment Relationship Not Affected

                      Nothing in the Plan or Trust Agreement shall be deemed a contract between the Employer, any Member Employers, any Associated Employers and any Employee, nor shall the rights or obligations of the Employer, any Member Employers, any Associated Employers or any Employee to continue or terminate employment at any time be affected hereby.

           1.6 Terminated Participants Not Affected

                      Notwithstanding anything to the contrary contained herein, any person who was a Participant under the Plan prior to the effective date of this amendment and restatement and who is not both a Participant and an Eligible Employee under the amended and restated Plan document, as it is made effective, will have his rights and remedies, if any, determined by the terms and conditions of the Plan in effect as of the date his participation ceased or the date he ceased to be an Eligible Employee, whichever has occurred first.



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                                    ARTICLE 2

                                   DEFINITIONS

Definitions

           Terms which are used only in a single Article (beginning with Article
3) are generally defined at the beginning of that Article. Article 2 lists the terms so defined. The following words and phrases are used throughout this Trust Agreement and are defined below:

           2.1 "Account" means the aggregate of all records maintained by the Committee for purposes of determining a Participant's or Beneficiary's interest in the Trust Fund and shall include the Employer Account and Employee Account, as adjusted by such other amounts properly credited or debited to such Account. Each sub-account is defined alphabetically in Article 2.

           2.2 "Adjustment Factor" means the cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. For purposes of the OBRA '93 annual compensation limit under Section 401(a)(17) of the Code, the Adjustment Factor shall be applied as provided in Section 401(a)(17)(B) of the Code for calendar years after 1994.

           2.3 "Associated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o) or any other entity (whether or not incorporated) so designated by the Employer.

           2.4 "Allowable Compensation" for purposes of determining the Top-Heavy minimum contributions, and for purposes of determining the limitations on allocations pursuant to Article 5.3, means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer or a Member Employer during a Limitation Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding amounts which are contributed to a retirement plan, deferred compensation plan or other plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered such as amounts realized from the sale, exercise or exchange of Employer or Member Employer stock or stock options. Allowable Compensation shall not include amounts which a Participant elected to have the Employer or a Member Employer



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contribute on his behalf for the Fiscal Year as a salary deferral contribution under Article 4.5. Notwithstanding the foregoing, amounts earned in the Limitation Year but paid during the first few weeks of the next year because of the timing of pay periods and pay days may be included on a uniform and consistent basis in the Allowable Compensation of all similarly situated Participants for the Limitation Year. In addition, for Limitation Years beginning before December 31, 1991, the requirement that the amounts accrued must be paid in the first few weeks of the next year shall not apply.

           2.5 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

           2.6 "Beneficiary" means any person designated by a Participant to receive benefits upon the death of such Participant, subject to the provisions of Article 0.

           2.7 "Board" shall mean the Board of Directors of the Employer.

           2.8 "Break in Service" means for purposes of Article 6, a Fiscal Year and for purposes of Article 3 an Eligibility Computation Period in which an Employee is credited with no Hours of Service. Effective July 1, 1993, a Break in Service means a one-year Period of Severance.

           2.9 "Code" means the Internal Revenue Code of 1986, as amended (and regulations issued thereunder).

           2.10 "Committee" means the Administrative Committee designated under
Article 12.

           2.11 "Date of Hire" means the date on which an Employee first performs an Hour of Service for the Employer or a Member Employer.

           2.12 "Deferred Retirement Date" means the date of actual retirement from the Employer or a Member Employer by a Participant who remains in the employ of the Employer or a Member Employer after attaining his Normal Retirement Date.

           2.13 "Determination Date" means, with respect to any Fiscal Year, the last day of the preceding Fiscal Year, except that in the case of the first Fiscal Year of the Plan, the term means the last day of such first Fiscal Year. If the Employer or Member Employer maintains two or more qualified plans which have different fiscal years and which either must be aggregated or which are allowed to be aggregated when determining top-heaviness pursuant to this Trust Agreement, the Determination Date to be used for this Plan for aggregation purposes shall be the Determination Date which falls within the same calendar year as the determination dates for all such plans which are required or permitted to be aggregated.

           2.14 "Direct Rollover" means a payment by the Plan to the eligible retirement plan specified by a Distributee.

           2.15 "Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Employer or Member Employer, resulting in termination of his



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service with the Employer or Member Employer. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

           2.16 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

           2.17 "Eligible Employee" has the meaning set forth in Article 2.

           2.18 "Eligible Participant" means:

                      (a) An Eligible Employee who completed at least 1,000 Hours of Service in the Fiscal Year and who is an Employee and a Participant on the last day of the Fiscal Year, or

                      (b) A Participant who was an Eligible Employee, and who terminated employment during the Fiscal Year due to death or Disability, or after having reached his Normal Retirement Date, or

                      (c) In the event the Plan does not meet the coverage requirements of Code Section 410(b) for a Fiscal Year, and to the extent the Committee determines it necessary to meet such requirements, each other Eligible Employee who:

                                 (i) Is a Participant at any time during the
year, and/or

                                 (ii) Completes a number of Hours of Service (as
determined by the Committee) during the Fiscal Year, which is less than 1,000.

                      (d) Solely for purposes of Articles 2(a) and (b), Participants who were Eligible Employees at any time during the Fiscal Year but did not meet the requirements of (a) or (b) above.

           2.19 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a period, of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

           2.20 "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an annuity plan described in
Section 403(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.



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           2.21 "Employee" means any person in the Service of the Employer or
Member Employer including officers, but excluding directors who are not in the Employer's or Member Employer's employ in any other capacity. Sub-categories of "Employee" are defined alphabetically in Article 2.

           2.22 "Employee Account" means that portion of an Account attributable to a Participant's Salary Deferral Account and Rollover Account, including net earnings on such accounts.

           2.23 "Employer" means CALIFORNIA MICROWAVE, INC. and such of its successors or assigns as may expressly adopt this Plan and Trust Agreement and agree in writing to continue this Plan and Trust.

           2.24 "Employer Account" means that portion of an Account attributable to Employer and Member Employer contributions and Forfeitures and earnings on such accounts. A Participant's Employer Account shall include such Participant's Matching Account, Non-Elective Account and Top-Heavy Account. Effective July 1, 1993, the Employer Account will also include the Profit Sharing Account and earnings on such accounts.

           2.25 "Employment Commencement Date" means each of the following:

                      (i) The date on which an Employee first performs an Hour of Service for an Employer with respect to which such Employee is compensated or entitled to compensation by the Employer.

                      (ii) In the case of an Employee who incurs a Period of Severance and who is subsequently reemployed by the Employer, the term Employment Commencement Date means the first day following such Period of Severance on which such Employee first performs an Hour of Service for the Employer with respect to which he is compensated or entitled to compensation.

           2.26 "Entry Date" means January 1, April 1, July 1, October 1 and such other dates as the Committee may decide. For purposes of the contributions of Article 2 Entry Date means the first day of each month.

           2.27 "ERISA" means the Employee Retirement Income Security Act of
1974.

           2.28 "Fiscal Year" means the accounting year of the Plan and Trust, which is the 12-consecutive month period ending June 30.

           2.29 "Forfeiture" is described in Article 2.

           2.30 "General Trust Fund" means that portion of the Trust Fund other than property and income held as or for segregated Accounts or under separate investment funds under the provisions of this Trust Agreement.

           2.31 "Hour of Service" has the meaning set forth in Article 2.

           2.32 "Inactive Participant" means a Participant who remains an Employee, but who ceases to be an Eligible Employee because of a change in employment status. Accounts of Inactive Participants shall share in allocations of contributions and Forfeitures to the extent provided in Article 5, and such Accounts shall continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article 7. Inactive Participants shall not be permitted to have salary deferral contributions made on their behalf.

           2.33 "Key Employee" means, with respect to a Fiscal Year, any Employee or former Employee (including any deceased Employee) who at any time during the "testing period", consisting of the Fiscal Year



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containing the Determination Date and the four preceding Fiscal Years, is or was:

                      (a) Officer

                                 An officer, or an Employee with the authority
of an officer, of the Employer or Member Employer with Testing Compensation of more than 50% of the applicable dollar limit under Code Section 415(b)(1)(A) for the applicable Fiscal Year. However, no more than 50 Employees (or if less, the greater of 3 Employees or 10% of the total number of Employees, including Leased Employees, who performed services for the Employer or Member Employer at any time during the "testing period") shall be treated as officers. In addition, such Employees who meet the requirements of this paragraph and who had the largest annual Testing Compensation from the Employer or Member Employer in any Fiscal Year during the "testing period" shall first be counted as officers, without regard to whether they are Key Employees for any other reason; or

                      (b) Owner

                                 (i) A 5% owner; or

                                 (ii) A 1% owner with annual Testing
Compensation from the Employer or Member Employer for the applicable Fiscal Year of more than $150,000 (multiplied by the Adjustment Factor);

                                 (iii) A 1/2% owner who (1) is one of the 10
Employees who have the largest ownership interest in the Employer or Member Employer, (2) has annual Testing Compensation from the Employer or Member Employer which is greater than the dollar limitation under Code Section 415(c)(1)(A) for the applicable Fiscal Year, and (3) does not meet the criteria in (i) or (ii). For purposes of this (iii), if two Employees have the same ownership interest in the Employer or Member Employer during the "testing period", then the Employee with the greater annual Testing Compensation from the Employer or Member Employer for the Fiscal Year during which the ownership interest existed shall be considered to have a larger ownership interest in the Employer or Member Employer.

                      (c) Beneficiary

                                 A Beneficiary of a deceased Key Employee shall
be considered to be a Key Employee, and a Beneficiary of a deceased Non-Key Employee shall be considered a Non-Key Employee. Notwithstanding the above, the Committee shall be guided by the Code in determining Key Employees for any Fiscal Year and shall maintain records adequate to determine Key Employees for any Fiscal Year.

           2.34 "Leased Employee" means any individual who would not otherwise be considered an Employee but who has provided services to the Employer or Member Employer of a type historically performed by employees in the Employer's or Member Employer's field of business, pursuant to an agreement between the Employer or Member Employer and any other entity, on a substantially full-time basis for a period of at least one year. However, effective July 1, 1987, Leased Employees will not be considered Employees if they constitute less than 20% of the Employer's or Member Employer's Non-Highly Compensated Employees and if they are covered by a plan described in Code Section 414(n)(5).

           2.35 "Matching Account" means that portion of an Account attributable to Employer or Member Employer matching contributions and attributable Forfeitures.

           2.36 "Member Employer" shall mean any Associated Employer which has adopted this Plan in accordance with the terms and conditions set forth herein.

           2.37 "Non-Elective Account" means that portion of an Account attributable to the Employer's or Member Employer's Non-Elective contributions as provided in Article 2.

           2.38 "Non-Key Employee" means any Employee who is not a Key Employee, including Employees who are former Key Employees.

           2.39 "Normal Retirement Date" means the date of a Participant's 65th birthday.

           2.40 "OBRA '93" means the Omnibus Budget Reconciliation Act of 1993.

           2.41 "Owner" means any person who owns (within the meaning of Code Sections 318 and 416(i)(1)(B)), or has owned within the four Fiscal Years prior to the Fiscal Year under consideration, a portion of the outstanding stock or voting power of the Employer or Member Employer. The ownership percentage of a "5%" Owner means greater than a 5% interest, that of a "1%" Owner means greater than a 1% interest and that of a "1/2%" Owner means greater than a 1/2% interest.

           2.42 "Participant" means any Employee or former Employee who has entered the Plan in accordance with Article 3, and whose Account, if any, hereunder has not subsequently been liquidated.

           2.43 "Period of Service" shall mean the period of time commencing on the first day an Employee is credited with an Hour of Service on his Employment Commencement Date and ending on his Severance Date. Periods of Service shall be measured under the elapsed time method as authorized under regulations promulgated by the Secretary of Labor.

                     Periods of Service shall also be subject to the following:

                                (i) If an Employee severs from service by reason of quit, discharge or retirement and returns to service within twelve (12) months, that Period of Severance shall be considered as part of that Employee's Period of Service. An Employee is considered to have returned to service on his new Employment Commencement Date.

                               (ii) Notwithstanding the rule in subparagraph (i) above, if an Employee severs from service by reason of quit, discharge or retirement during a period of absence from service of twelve (12) months or less, which period of absence occurred for reasons other than a quit, discharge or retirement, such Period of Severance shall be considered as part of the Employee's Period of Service only if such Employee performs an Hour of Service within twelve (12) months of the date on which the Employee was first absent from service.

                               (iii) If an Employee is employed by an Affiliate, the period of such employment shall be considered a part of the Employee's Period of Service only for the period during which such Affiliate and the Employers are members of a controlled group of corporations or are under common control.

                               (iv) If an Employee is employed by a company
           (hereafter, "Predecessor Company") heretofore or hereafter merged or consolidated or otherwise acquired by an Employer, or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer, then the period of such employment shall be considered a part of the Employee's Period of Service:

                                            (A) to the extent such employment
           with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of Treasury; or

                                            (B) to the extent granted by the
           Board in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated.

           2.44 "Period of Severance" means the period of time commencing on an Employee's Severance Date and ending on the Employee's Employment Commencement Date, if any, following thereafter. However, if an Employee severs from service because of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with adoption of the child by the Employee, or for the purpose of caring for such child by the Employee for a period immediately following birth or placement, the one year period following the Employee's Severance Date shall not constitute a Period of Severance for purposes of determining whether the Employee has incurred a Break in Service, provided that the Employee provides the Committee with such timely information as the Committee may reasonably require to establish that the absence is for a reason described in this Article 2.


           2.45 "Plan" means the Plan created by this Trust Agreement.

           2.46 "Plan Administrator" means the Administrative Committee.

           2.47 "Plan Compensation" for any Fiscal Year, for purposes of Article
4.5 means all amounts paid or accrued by the Employer or Member Employer to an Eligible Employee with respect to services rendered during such Fiscal Year including all amounts which a Participant elected to have the Employer or Member Employer contribute on his behalf for the Fiscal Year as a salary deferral contribution. Plan Compensation shall not include reimbursement for relocation or other expenses, stock transactions of any sort, royalty payments, foreign service allowances or amounts contributed or credited to any non-qualified deferred compensation arrangement. Notwithstanding the above, Plan Compensation shall not exceed $200,000 multiplied by the Adjustment Factor. For Fiscal Years beginning on or after January 1, 1994 Plan Compensation shall not exceed the OBRA '93 annual compensation limit of $150,000, multiplied by the Adjustment Factor. The total of the Plan Compensation received by (1) a 5% Owner and/or a highly compensated employee who is one of the 10 most highly compensated

Employees, (2) his spouse, and (3) his lineal descendants, who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 ($150,000 for Fiscal Years beginning on or after January 1, 1994) multiplied by the Adjustment Factor.

Notwithstanding the foregoing, effective July 1, 1993, for purposes of any allocation to the Profit Sharing Account of any Participant pursuant to Article 5.2(c), Plan Compensation means the Participant's hourly rate multiplied by 2,080 or such actual hours worked subsequent to meeting the eligibility requirement set forth in Article 3.2(c) if less than 2,080 hours in any Fiscal Year. Such amount shall be adjusted for leaves of absences during the Fiscal Year. Plan Compensation shall further be adjusted for Service while not a Participant in the Plan.

           2.48 "Profit Sharing Account" means that portion of an Account resulting from Employer and/or Member Employer Profit Sharing Contributions and attributable Forfeitures.

           2.49 "Qualified Domestic Relations Order" ("QDRO") has the meaning set forth in Code Section 414(p).

           2.50 "REA" means the Retirement Equity Act of 1984.

           2.51 "Rollover Account" means that portion of an Account attributable to an Employee's rollover contributions and to the direct transfer of benefits to this Plan from another qualified plan on an Employee's behalf.

           2.52 "Salary Deferral Account" means that portion of an Account attributable to salary deferral contributions.

           2.53 "Service" has the meaning set forth in Article 10.

           2.54 "Severance Date" means, for an Employee, the earlier of (i) the date on which he quits, retires, is discharged or dies, or (ii) the date on which falls the first anniversary of the first day of his period of absence from service for reasons other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or lay off.

           2.55 "Spousal Consent" means the revocable written consent of the Participant's spouse to an action taken by the Participant hereunder which requires such consent under the terms of the Plan; provided that:

                               (i) Such consent shall acknowledge the
           Beneficiary designated by the Participant and the effect of such consent;

                               (ii) Any change in the designated Beneficiary, other than to make the spouse the Beneficiary of 100% of the Participant's vested Account, shall require a new spousal consent;

                               (iii) Such consent shall be effective only with respect to that spouse;

                               (iv) Such consent shall be witnessed by a Plan representative or a notary public; and

                               (v) Such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse or,
           (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulations.


           2.56 "TEFRA" means the Tax Equity and Fiscal Responsibility Act of 1982.

           2.57 "Testing Compensation" for purposes of determining (1) whether an Employee is a Key Employee, (2) whether an Employee is a Highly Compensated Employee, and (3) each Participant's Contribution Percentage and Deferral Percentage pursuant to Articles 4.1(c) and 4.1(d), means Allowable Compensation, except as adjusted as follows:

                      (a) Amounts contributed by the Employer pursuant to a salary reduction agreement which are not includable in the Employee's income under Code Section 125, 402(a)(8), 402(h) or 403(b) shall be included.

                      (b) Amounts attributable to periods during which an individual was not eligible to be a Participant shall be excluded for purposes of determining his Contribution Percentage and Deferral Percentage under Article 4.1(c) and Article 4.1(d).

Testing Compensation shall not exceed $200,000, multiplied by the Adjustment Factor. For Fiscal Years beginning on or after January 1, 1994, Testing Compensation shall not exceed the OBRA '93 limit of $150,000, multiplied by the Adjustment Factor. The total of the Testing Compensation received by (1) a highly compensated employee in a group consisting of the 10 most highly compensated Employees and/or a 5% Owner and (2) his spouse, and (3) his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 ($150,000 for Fiscal Years beginning on or after January 1, 1994), multiplied by the Adjustment Factor.

           2.58 "Top-Heavy Account" means that portion of an account attributable to Employer and Member Employer Top-Heavy contributions as required in Article 4.2.

           2.59 "Top-Heavy Plan" means the Plan during a Fiscal Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year. For purposes of determining the value of Employees' Accounts in the Plan, the following shall be excluded: (1) rollover contributions from a non-related employer; (2) the Accounts of Participants who have not performed any services for the Employer or Member Employers within the five year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year. For purposes of determining the aggregate value of Accounts and/or accrued benefits under this Article, distributions made within a 5 year period ending on the Determination Date and Participants' voluntary contributions shall be included to the extent required by applicable law and regulation.

                      (a) Required Aggregation To Determine Top-Heaviness

                      If (1) a Key Employee is a Participant in this Plan for any Fiscal Year and the Employer or Member Employer maintains or has maintained any other plans (including terminated plans) in which a Key Employee is a participant within the 5 year period ending on the Determination Date, or (2) the Employer or



                                      1-12

Member Employer maintains or has maintained during this period any other plans (including terminated plans) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410 for any Fiscal Year, then this Plan's top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of participants in this Plan and all other such plans.

                      (b) Permissive Aggregation To Determine Top-Heaviness

                      If the Employer or Member Employer maintains or has maintained any plans (including terminated plans) other than one described in
(a) above, the Committee may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410 would continue to be met by treating this Plan, any plan that must be aggregated with the Plan under
(a) above and any other plan referred to in this sentence as one unit. In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this Article, the Committee shall be guided by the provisions of the Code, including but not limited to Code Section 416(g)(3)(B).

           2.60 "TRA '86" means the Tax Reform Act of 1986.

           2.61 "Trust" means the legal entity created by this Trust Agreement as part of the Plan.

           2.62 "Trust Agreement" means this Agreement.

           2.63 "Trust Fund" means all property and income held by the Trustee under the Trust Agreement.

           2.64 "Trustee" means BANK OF AMERICA, N.T. & S.A. and any duly appointed successor, as provided in Article 14.

           2.65 "Valuation Date" means the last day of each Fiscal Year and such other date as may be designated as provided in Article 7 for the revaluation of Participants' Accounts.

           2.66 List of Terms Defined Elsewhere:                        Article

                (a)        "Annual Addition"                             5.1

                (b)        "Average Contribution Percentage"             4.1

                (c)        "Average Deferral Percentage"                 4.1

                (d)        "Contribution Percentage"                     4.1

                (e)        "Deferral Percentage"                         4.1

                (f)        "Eligible Employee"                           3.1

                (g)        "Eligibility Computation Period"              3.1

                (h)        "Employer Matching Contribution               4.2

                (i)        "Employer Profit Sharing Contribution         4.2

                (j)        "Excess Contribution"                         4.1

                (k)        "Excess Deferral"                             4.1



                                      1-13

                     (l)        "Family Group"                           4.1

                     (m)        "Highly Compensated Employee"            4.1

                     (n)        "Limitation Account"                     5.1

                     (o)        "Limitation Year"                        5.1

                     (p)        "Non-Elective Contribution"              4.2

                     (q)        "Non-Highly Compensated Employee"        4.1

                     (r)        "Restoration of Contribution"            4.2

                     (s)        "Salary Deferral Contribution"           4.5

                     (t)        "Top Heavy Minimum Contribution"         4.2

                     (u)        "Top Paid Group"                         4.1

                     (v)        "Year of Eligibility Service"            3.1

                                    ARTICLE 3

             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

           3.1 Definitions

                      (a) "Eligible Employee" means any Employee of the Employer or Member Employer, except:

                                 (i) An Employee whose compensation and
           conditions of employment are established by the terms of a collective bargaining agreement to which the Employer or any Member Employer is a party and which does not specifically provide for coverage of such Employee under the Plan.

                                 (ii) Leased Employees.

                      (b) "Eligibility Computation Period" means the 12 consecutive month period beginning with the Employee's Employment Commencement Date and each anniversary thereafter.

           3.2 Participation

                      (a) Continuing Plan Participation

                      Each individual who was an Eligible Employee and a Participant in the Plan immediately preceding the effective date of this amendment and restatement shall continue to be a Participant on such effective date.

                      (b) Plan Entry

                                 (i) Each Eligible Employee who is a temporary
or contract employees shall become a Participant in the Plan on the Entry Date coinciding with or next following the last day of the Eligibility Computational Period in which he completes 1,000 Hours of Service.

                                 (ii) Each other Eligible Employee shall become
a Participant in the Plan on the Entry Date coinciding with or next following the completion of six (6) full calendar months of continuous service.

                      (c) Eligibility For Profit Sharing Contributions

                                 The requirements of this Article 3.2(c) shall
apply to participation in the allocation of Employer Profit Sharing Contribution. Each Eligible Employee shall become a Participant on the date following the last day of the Eligibility Computation Period in which he completes a 1 year Period of Service.

                     (d) Period of Severance for Participation

                                 If an Employee has a 12-month Period of
Severance before satisfying the eligibility requirements of this Article 3.2, Service before such Period of Severance will not be taken into account.



                                       3-1

           3.3 Beneficiary Designation

                      (a) Designation Procedure

                                 Each Eligible Employee, upon becoming a
Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death. A Participant may change his Beneficiary designation at any time. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all previously filed Beneficiary designations.

                      (b) Spousal Consent

                                 In the event that a married Participant wishes
to designate a Beneficiary other than his spouse, such designation shall include Spousal Consent (as defined in Article 2) and such Spousal Consent shall be required each time a Participant changes his Beneficiary to name a non-spousal Beneficiary.

                      (c) Lack of Designation

                                 In the absence of a valid designation by an
unmarried Participant or if no designated Beneficiary survives an unmarried Participant, his interest shall be distributed to his estate. In the absence of a valid designation by a married Participant or if no designated Beneficiary survives a married Participant, his interest shall be distributed to his surviving spouse, or if there is no surviving spouse, then to his estate.

           3.4 Change from Ineligible to Eligible Employee

                      An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he is no longer excluded, provided that the requirements of Article 3.2 have been satisfied, but not earlier than the Entry Date on which he would have entered the Plan had he not been excluded under Article 3.1.

           3.5 Former Employee Rehired

                      A former Employee who had completed the eligibility requirements of Article 3.2 with the Employer or any Member Employer and who is reemployed by the Employer or any Member Employer shall become a Participant as of the date of reemployment as an Eligible Employee, but not earlier than the Entry Date on which he would have entered the Plan had his employment not terminated.

           3.6 Committee Determines Eligibility

                      Compliance with the eligibility requirements shall be determined by the Committee, which shall also inform each Employee of his becoming a Participant. The Committee shall provide each Participant with a summary plan description not later than 90 days following the date he enters the Plan or within such other period as may be prescribed by applicable law or regulation.

                                    ARTICLE 4

                                  CONTRIBUTIONS

           4.1 Definitions

                      (a) "Average Contribution Percentage" ("ACP") means the average of the Contribution Percentages of a group of Eligible Participants.

                      (b) "Average Deferral Percentage" ("ADP") means the average of the Deferral Percentages of a group of Eligible Participants.

                      (c) "Contribution Percentage" means the ratio (expressed as a percentage) of matching contributions allocated to a Participant's Accounts for such Fiscal Year, to (ii) his Testing Compensation for such Fiscal Year. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                      (d) "Deferral Percentage" means the ratio (expressed as a percentage) of (i) the contributions made under the Plan to a Participant's Salary Deferral and Non-Elective Accounts for such Fiscal Year, including Excess Deferral Amounts, to (ii) such Participant's Testing Compensation for such Fiscal Year. The determination and treatment of the Deferral Percentage of any Participant shall also satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                      (e) "Excess Contributions" mean salary deferral contributions that exceed those permitted by the non-discrimination tests in
Article 4.5(c).

                      (f) "Excess Deferrals" mean salary deferral contributions for a calendar year that exceed the dollar limit provided under Article 4.5(a). If salary deferral contributions were made on behalf of a Participant under two or more plans during a calendar year and the sum of these amounts exceeded the dollar limit in Article 4.5(a), then the Committee shall establish a claims procedure so that the Participant can designate the amounts and the plans from which such Excess Deferrals shall be returned. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than the following April 15th; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such Excess Deferrals are not distributed, the amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

                      (g) "Family Group" means a group of two or more Participants which includes a 5% Owner and/or one of the 10 most Highly Compensated Employees, and one or more of his family members. For this purpose, a Participant's family members include his spouse, his lineal ascendants and descendants and spouses of such lineal ascendants and descendants.

                      (h) "Highly Compensated Employee" ("HCE") for a Fiscal Year includes:

                                 (1) A 5% Owner in the current or the preceding Fiscal Year;

                                 (2) An Employee whose Testing Compensation exceeds $75,000, multiplied by the Adjustment Factor in the current or the preceding Fiscal Year;

                                 (3) An Employee (A) whose Testing Compensation exceeds $50,000, multiplied by the Adjustment Factor in the current Fiscal Year, and (B) who is currently a member of the Top Paid Group, or (C) who met both of the requirements of (A) and (B) in the preceding Fiscal Year;

                                 (4) An officer described in Article 2.33(a);
           however, "Testing Compensation" in Article 2.33(a) shall be replaced with "Plan Compensation" when determining who is an officer for purposes of this Article 4.1(h). If no officer meets the compensation requirement of Article 2.33(a) and this Article 4.1(h), then the highest paid officer shall be treated as a Highly Compensated Employee regardless of his Testing Compensation.

Notwithstanding the foregoing, an Employee who is not a 5% Owner in the current or the preceding Fiscal Year, who is not in the top 100 Employees of the Employer when ranked by Testing Compensation in the current Fiscal Year and who was not a HCE in the preceding Fiscal Year will not be considered a HCE in the current year. The Employer may elect to determine who is a HCE on the basis of the calendar year coinciding with or ending within the current Fiscal Year.

Notwithstanding the foregoing, for Fiscal Years beginning in 1987 and 1988, HCE(s) shall include only those who (1) are 5% Owners during such Fiscal Year and/or (2) have Testing Compensation in excess of $50,000 for such Fiscal Year.

                      "Top Paid Group" for a Fiscal Year is equal to 20% of the total number of Employees of the Employer and Member Employers for the Fiscal Year. In determining the total number of Employees for such year, the following Employees are excluded:

                      (1) Those who have not completed six months of service at the end of such year;

                      (2) Those who normally work less than 17 1/2 hours per week;

                      (3) Those who normally work less than six months per year;

                      (4) Those who have not reached their 21st birthday;

                      (5) Non-resident aliens; and

                      (6) Collectively bargained Employees, provided that this exclusion may be used only if at least 90% of the Employees of the Employer and Member Employers are covered by bona fide collective bargaining agreements.

The Top Paid Group will be determined by listing all of the Employees of the Employer and Member Employers

(including those excluded above) in descending order by Testing Compensation and selecting the 20% of the total number of Employees as determined above who are the highest paid. An Employee may be in the Top Paid Group even though he falls in one of the groups which have been excluded in determining the number of Employees.

                      The resolution of any ambiguity relating to the determination of HCE(s) shall be based on IRS regulation 1.414(q).

                      (i) "Non-Highly Compensated Employee" ("Non-HCE") means an Employee who is not a Highly-Compensated Employee.

           4.2 Employer Contributions

                      (a) Employer Profit Sharing Contributions

                                 As of the last day of each Fiscal Year, the
Employer may make a profit sharing contribution to the Trust in such amount as is determined by the Employer. The profit sharing contribution shall be reduced, if necessary, by any amounts in Limitation Accounts under Article 5 attributable to profit sharing contributions. These contributions will be allocated to Participants' Profit Sharing Accounts as provided in Article 5.2.

                      (b) Non-Elective Contributions

                                 The Employer and Member Employers may make and
allocate non-elective contributions in accordance with Article 4.5(d)(ii); such non-elective contributions shall be allocated to Participants' Non-Elective Accounts.

                      (c) Employer Matching Contributions

                                 As of the last day of each Fiscal Year, the
Employer and Member Employers may make a matching contribution to the Trust which, when combined with amounts in Limitation Accounts under Article 5, shall be sufficient, in total, to provide an allocation equal to 50% of the salary deferral contributions made for each Eligible Participant provided that the matching contribution for each Eligible Participant shall not exceed $600 in any Fiscal Year. Such matching contribution may, at the discretion of the Board, be changed to any amount, including zero. Effective July 1, 1994, the match amount shall change to an amount equal to 66-2/3% of the salary deferral contributions made for each Eligible Participant, provided that the matching contribution for each Eligible Participant shall not exceed $800 in any Fiscal Year.

                      (d) Restoration Contributions

                                 The Employer and Member Employers shall make
the contributions required to restore the Accounts of Participants as described in Article 5.4 and Article 6. These contributions will be allocated in accordance with their purpose.

                      (e) Top-Heavy Minimum Contributions

                                 For any Fiscal Year during which the Plan is a
Top-Heavy Plan, the sum of the Employer's and Member Employer's profit sharing and non-elective contributions and Forfeitures allocated on behalf of each Participant who is a Non-Key Employee, but is employed by the Employer or a Member Employer as an Eligible Employee on the last day of the Fiscal Year, shall not be less than the lesser of:

                                 (1) 3% of the Allowable Compensation paid or accrued to such Employee during the Fiscal Year; or

                                 (2) the highest percentage of Allowable
           Compensation which is allocated during the Fiscal Year on behalf of any Key Employee in the aggregate:

                                            (A) to his Employer Account under
           Article 5.2 of this Plan; and

                                            (B) to his Salary Deferral Account
           under this Plan; and

                                            (C) from contributions by the
           Employer or any Member Employer to his account in any other defined contribution plan.

                                 To the extent that these minimum allocations
are not provided by other provisions of this Plan, the Employer and Member Employers shall make a minimum contribution in an amount which is determined to meet the requirements of this Article 4.2(e), which shall be allocated to the Accounts of Participants who are Non-Key Employees in accordance with this Article.

           4.3 Timing of Limitations on and Return of Employer Contributions

                      (a) Amount and Timing of Contributions

                                 Employer and Member Employer contributions
shall not exceed an amount which is estimated to constitute the maximum allowable deduction under Code Section 404(a). Employer and Member Employer contributions shall be paid to the Trustee on or prior to the last day for filing such Employer's or Member Employer's federal income tax return for such year, including any extensions of time granted for such filing. Contributions shall be made in cash.

                      (b) Contribution Limited by Code Section 401(a)(4)

                                 In any year in which it is necessary that the
profit sharing portion of the Plan comply with the anti-discrimination requirements of Code Section 401(a)(4), and these requirements would not otherwise be met in such year, the profit sharing contribution in Article 4.2 shall be restricted to such amount as would cause the Plan to comply with Code
Section 401(a)(4).

                      (c) Return of Employer Contributions

                                 If an amount is contributed by the Employer or
a Member Employer due to a mistake of fact, such Employer or Member Employer shall be entitled to recover such amount within one year of the date such contribution is made. Unless otherwise provided in a resolution of the Board, any amounts contributed by the Employer or a Member Employer which are disallowed as a deduction under Code Section 404 shall be returned to the Employer or Member Employer within one year of the date such deduction is disallowed. Trust income attributable to the amount to be recovered shall not be paid to the Employer or Member Employer, but Trust loss attributable thereto shall reduce such amount.

           4.4 Participants' Voluntary Contributions

                      The Plan shall accept no voluntary contributions.

           4.5 Salary Deferral Contributions

                      (a) General Rules

                                 Each Participant may elect in writing to have
the Employer or any Member Employer make salary deferral contributions on his behalf in an amount from 1% to 20% of such Participant's Plan Compensation. Such contributions shall be in whole percentage increments. The Committee, in its discretion, may reduce the 20% limit in order to comply with Section 415 and 401(k) of the Code. Notwithstanding the foregoing, effective January 1, 1987, no more than $7,000 (multiplied by the Adjustment Factor) of salary deferral contributions may be made on behalf of any Participant during any calendar year.

                      (b) Administrative Guidelines

                                 The Committee has the power to establish
uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which salary deferral contributions shall be made, as well as the manner and method by which salary deferral contributions may be changed or discontinued temporarily or permanently. All salary deferral contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Plan Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Employer and Member Employers within a reasonable period following the date of deduction, but in no event later than 90 days after the date on which such salary would otherwise have been paid. All salary deferral contributions shall be credited to such Participant's Salary Deferral Account and shall be treated as Employer and Member Employer contributions for purposes of their deductibility and tax treatment under the Code.

                      (c) Nondiscrimination Tests For Elective Deferrals

                                 The Deferral Percentages for any Fiscal Year
shall satisfy the table below:

                                  If ADP of             Then, ADP of
                            Eligible Participants   Eligible Participants
                             Who Are NON-HCE(s)        Who Are HCE(s)

                                     is:               Cannot Exceed:

                                     (1)                     (2)

                           Less than 2%            Two times  column  (1)
                                                   ADP

                           2% but less than 8%     Column (1) ADP plus 2%

                                                   1.25 times  column (1)

                           8% or greater           ADP

provided that:

                               (i) A single Deferral Percentage shall apply to all members of a Family Group and shall be determined by totalling the amounts credited to the Salary Deferral Accounts of all members of the Family Group and dividing by the sum of the Testing Compensation received by such members.

                               (ii) Amounts allocated to a Participant's
           Non-Elective Account for a Fiscal Year may be included in computing his Deferral Percentage.

                               (iii) Amounts added to a Participant's Employer Matching Account which meet the requirements of Code Section 401(k)(2)(B) and (C) may be included in computing his Deferral Percentage.

                               (iv) The Deferral Percentage for any Employee who is a Participant under two or more Code Section 401(k) arrangements of the Employer or Member Employer shall be the sum of the Deferral Percentages for such Employee under each of such arrangements.

                               (v) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4) and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Sections 401(a)(4) and 410(b) only if aggregated with this Plan, then this Article 4.5(c) shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year, starting with the Fiscal Year that commences in 1989.

                               (vi) Notwithstanding the foregoing, if the above test would otherwise not be met, for Plan Years beginning before January 1, 1992 the Committee may restructure the Plan into component plans based on employee groups in accordance with Internal Revenue Service Proposed and Temporary Regulations 1.401(a)(4) - (9). Each such component plan must meet the tests in
           (c).

                      (d) Corrective Actions

                                 (i) If the salary deferral contributions for
any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.5 then the Committee may at its discretion within the period permitted by applicable law or regulation:

                                            (1) Reduce as necessary salary
           deferral contributions made on behalf of Participants who are HCE(s) for the remainder of the Fiscal Year; or

                                            (2) Return Excess Contributions to
           the affected Participants in accordance with Article 4.5(f).

                                 (ii) The Employer and Member Employers may make
a non-elective contribution for any Fiscal Year. Such contribution shall be allocated to the Non-Elective Accounts of Eligible Participants who were Non-HCE(s) on the last day of such Fiscal Year or a group of Eligible Participants who are Non-HCE's and who are selected on a basis that is not prohibited by law or by regulation. Each Participant who is entitled to share in such contribution for a Fiscal Year shall receive an allocation in the same ratio to such contribution as his Testing Compensation bears to the Testing Compensation of all those eligible for such an allocation.

                                 (iii) If the Committee has restructured the
Plan into component plans in accordance with (c)(vi), the Committee may take the actions in (d)(i) with respect to the HCE's of any component Plan which would not otherwise pass the non-discrimination tests of Article 4.5 or the Employer and Member Employers may make a non-elective contribution which shall be allocated in accordance with (d)(ii), but only to Participants who are included in any component plan which would not otherwise pass the non-discrimination tests of Article 4.5.

                      (e) Determination of Excess Contributions

                                 (i) The maximum Deferral Percentage for a
Participant who is a HCE is calculated by reducing the Deferral Percentage of the HCE with the highest Deferral Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination test in Article 4.5(c), or (2) cause such HCE's Deferral Percentage to equal the Deferral Percentage of the HCE with the next highest Deferral Percentage. This process will be repeated as necessary until the Plan satisfies the non-discrimination test in Article 4.5(c).

                                 (ii) The reduction of the Deferral Percentage
of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the amounts allocated to the Salary Deferral Accounts of each member of the Family Group.

                                 (iii) A HCE's Excess Contribution is equal to
the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral Account for such Fiscal Year, and

(2) the amount determined by multiplying the maximum Deferral Percentage calculated in (i) by such HCE's Testing Compensation.

                                 (iv) If the Committee has restructured the Plan
into component plans in accordance with (c)(vi), the computations in (e)(i),
(ii) and (iii) shall be made only for the HCE's of any component plan which does not otherwise meet the non-discrimination tests of Article 4.5.

                      (f) Corrective Payments

                                 (i) Payment of Excess Deferrals

                                         Notwithstanding any other provision
of the Plan, Excess Deferral Amounts plus any income or less any loss allocable thereto, as determined under Article 4.7, may be paid to Participants who have such Excess Deferrals for a calendar year no later than the following April 15. If not paid by such date, these amounts must remain in the Participant's Account until otherwise withdrawable or payable under the terms of the Plan. Because of the double income tax treatment that a Participant will encounter if these amounts are not returned to him by the following April 15th, the Committee shall make every effort to meet this deadline.

                               (ii) Payment of Excess Contributions

                                         Notwithstanding any other provision of
the Plan, Excess Contributions, plus any income or less any loss allocable thereto, as determined in Article 4.7, shall be paid in accordance with the following procedures:

                                         (1) Excess Contributions for a Fiscal
           Year shall be paid to Participants on whose behalf such Excess Contributions were made, no later than the last day of the succeeding Fiscal Year.

                                         (2) The Excess Contributions which
           would otherwise be paid shall be reduced, in accordance with regulations, by any Excess Deferral Amounts paid to the Participant.

                                         (3) Payments under this Article
           4.5(f) shall be made from the Participant's Salary Deferral Account.

           4.6 Nondiscrimination Tests For Employer Matching Contributions

                      (a) General Rule

                                 Employer matching contributions for any Fiscal
Year shall satisfy the table below:

                                  If ACP of             Then, ACP of
                            Eligible Participants   Eligible Participants
                             Who are Non-HCE(s)        Who Are HCE(s)
                                     is:               Cannot Exceed:

                                     (1)                     (2)

                           Less than 2%            Two times  column  (1)
                                                   ACP

                           2% but less than 8%     Column (1) ACP plus 2%

                                                   1.25 times  column (1)

                           8% or greater           ACP

provided that:

                               (i) A single Contribution Percentage shall apply to all members of a Family Group and shall be determined by totalling the amounts credited to the Matching Accounts of all members of the Family Group and dividing by the total of the Testing Compensation received by such members.

                               (ii) Any amounts allocated to Participants'
           Non-Elective Accounts for a Fiscal Year and not used to meet the tests in Article 4.5(c) shall be included in the Contribution Percentage.

                               (iii) Any matching contributions which have been used to meet the tests in Article 4.5(c) must be subtracted from the matching and supplemental matching contributions used to determine the Contribution Percentage.

                               (iv) The Contribution Percentage for any Employee who is a Participant under two or more Code Section 401(m) arrangements of the Employer or Member Employers shall be the sum of the Contribution Percentages for such Employee under such arrangements.

                               (v) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4) and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Sections 401(a)(4) and 410(b) only if aggregated with this Plan, then this Article 4.6 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year, starting with the Fiscal Year which commences in 1989.

                               (vi) Notwithstanding the foregoing, if the Plan has been restructured into component plans in accordance with Article 4.5(c)(vi), the same component plans must be used for purposes of this Article 4.6 and separate tests performed for each component plan under Article 4.6(a) and (b). In a similar fashion, Corrective Actions under (c) below, Determination of the Amount of excess Matching and Supplemental Matching Contributions under (d) below and Corrective Payments under
           (e) below shall apply only to HCE's of any component plans that do not meet the tests in Article 4.6(a) and/or (b).

                      (b) Multiple Use of Alternative Limitation

                                 (i) If the provisions of Articles 4.5 and 4.6
apply to one or more HCE(s) and if both the ADP and the ACP of HCE(s) exceed the corresponding ADP and ACP of Non-HCE(s) multiplied by 1.25, then an additional non-discrimination test must be met, as follows:

                                            (1) The sum of the ADP and ACP of
Eligible Participants who are HCE(s) shall not exceed the sum of A & B; where A = 1.25 times the greater of the ADP or the ACP of Eligible Participants who are Non-HCE(s), and B = two times the smaller of the ADP or ACP of Eligible Participants who are Non-HCE(s) or, if less, two percent plus such smaller percentage.

                                            (2) The ACP(s) and ADP(s) used in
this Article 4.6(b) shall be determined after any corrective distributions have been made of Excess Deferral Amounts and Excess Contributions and after any recharacterization of Excess Contributions required without regard to this
Article 4.6(b).

                                            (3) Notwithstanding the provisions
of (1) above, the words "greater" and "smaller" in (1) above may be transposed.

                      (c) Corrective Actions

                               (i) If the matching contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.6, the Committee may at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

                                            (1) Reduce the salary deferral
           contributions that would otherwise be permitted for HCE's for the remainder of the Fiscal Year and the matching contributions that would have been made based on such salary deferral contributions.

                                            (2) Pay any fully vested matching
           contributions to the affected HCE(s), as provided in Article 4.6(e).

                                            (3) Forfeit any non-vested matching
           contributions that were made on behalf of the affected HCE(s).

                               (ii) If salary deferral contributions for any year would otherwise cause the Plan to fail to meet the multiple use of alternative limitation provisions of (i) above, procedures similar to those detailed in Article 4.5(d), (e) and (f) shall be used to bring the Plan into compliance with such provisions; provided that recharacterization shall not be permitted. Any salary deferral contributions which must be returned to Participants pursuant to this
           Article 4.6(c) shall be considered Excess Contributions for purposes of this Plan.

                      (d) Determination of the Amount of Excess Matching Contributions


                                 (i) The maximum Contribution Percentage for a Participant who is a HCE is calculated by reducing the Contribution Percentage of the HCE with the highest Contribution Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination tests in Articles 4.6(a) and (b), or (2) cause such HCE's Contribution Percentage to equal the Contribution Percentage of the HCE with the next highest Contribution Percentage. This process will be repeated, as necessary, until the Plan satisfies the non-discrimination tests in Articles 4.6(a) and (b).

                               (ii) The reduction of the Contribution Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the Matching and Supplemental Matching Contributions allocated to the Account of each member of the Family Group.

                               (iii) A HCE's excess matching contribution is equal to the difference between (1) the amount of matching and supplemental matching contribution actually made to his Account under the Plan for such Fiscal Year and (2) the amount determined by multiplying the maximum Contribution Percentage calculated in (i) above by such HCE's Testing Compensation.

                      (e) Corrective Payments

                                 Notwithstanding any other provisions of the
Plan, excess matching contributions, plus any income and less any loss allocable thereto, as determined under Article 4.7, shall be paid or forfeited in a nondiscriminatory manner and in accordance with the following procedures:

                               (i) Excess matching and supplemental matching contributions shall be paid, if appropriate, to Participants for whom such contributions have been made during a Fiscal Year, or forfeited, if appropriate, no later than the last day of the succeeding Fiscal Year. If such matching contributions are not vested, they will be forfeited. If such matching contributions are vested, they will be paid to the Participant.

           4.7 Adjustment to Corrective Payments

                      Excess Deferrals, Excess Contributions, and excess matching and supplemental matching contributions (as provided in 4.6(a)) shall all be paid to the appropriate Participants, together with an investment adjustment computed as follows:

                      (1) The total income or loss for the Fiscal Year in which the deferral or contribution has been made, which is attributable to the Account or Accounts to which such deferral or contribution has been added shall be determined and shall be I.

                      (2) The excess deferral or contribution shall be E.

                      (3) The value of such account or accounts shall be determined as of the end of such Fiscal Year and shall be V.

                      (4) The income or loss on the excess deferral or contribution for such Fiscal Year shall be:

                                          E
                                       ------- x I
                                         V-I

                     (5) The amount of income or loss in (4) shall be adjusted for the period from the end of such Fiscal Year up to the date of payment as follows:

                               Amount in (4) x 10% x Number of elapsed months In determining the number of months that have elapsed between the end of such Fiscal Year and the date of payment, sixteen days or more shall be considered an elapsed month.

                      Effective July 1, 1993, Excess Deferrals, Excess Contributions and excess matching contributions shall all be paid to the appropriate Participants, together with an investment adjustment. Such adjustment shall be computed by the Committee based on the procedures described in Article 7 to establish a proportionate crediting of Trust income or loss between the excess amounts and the amounts which are not to be returned for the Fiscal Year in which such excess occurred.

           4.8 Overriding Limitations

                      (a) Corrective Actions

                                 When salary deferral contributions made on
behalf of Participants who are HCE(s) are reduced for the remainder of a Fiscal Year, no matching contributions shall be made with respect to the salary deferral contributions not permitted because of such reduction.

                      (b) Excess Deferrals

                                 When Excess Deferrals (as defined in Article
4.1) are paid to a Participant, any matching or supplemental matching contributions that are attributable to such Excess Deferrals shall be forfeited.

                      (c) Excess Contributions

                                 When Excess Contributions (as defined under
Article 4.1) are paid to a Participant, any matching or supplemental matching contributions that are attributable to such Excess Contributions shall be (i) paid to the Participant to the extent that they are vested and (ii) forfeited to the extent that they are not vested.

           4.9 Record Requirements

                      The Employer and Member Employers shall maintain such records as may be needed to prove that for each Fiscal Year, commencing with July 1, 1987, the requirements of Article 4.5 and Article 4.6 are met.

           4.10 Rollover Contributions

                      (a) Rollover Contributions Permitted

                                 The Committee may authorize the Trustee to
accept a rollover contribution from an Employee who is or is to become a Participant, if such payment qualifies as a Direct Rollover under Section 401(a)(31) or a rollover under Section 402(a) or (c) or 408(d)(3)(A)(ii) of the Code.

                      (b) Non-Qualifying Rollover

                                 If it is later determined that a payment made
pursuant to (a) above did not in fact qualify as a rollover under Section 402(a) or (c) or 408(d)(3)(A)(ii) or a Direct Rollover under Section 401(a)(31) of the Code then, the balance credited to the Rollover Account shall immediately be (i) segregated from all Plan assets (ii) treated as a non-qualified Trust established by and for the benefit of the Participant, and (iii) distributed to the Participant. A non-qualifying rollover shall be deemed never to have been part of the Trust.

                      (c) Rollovers Credited to Rollover Account

                                 A rollover contribution shall be credited to
such Rollover Account as of the date such contribution is received. Such Rollover Account shall be fully vested and shall share in Trust gains or losses pursuant to Article 7.

                      (d) Investment of Rollover Contributions

                                 If a Participant makes a rollover contribution
to the Trust, the Trustee shall invest the contributions as part of the Trust Fund.

                      (e) Direct Transfer From Another Trust

                                 The Committee may instruct the Trustee to
accept on behalf of any Participant, or Employee who is to become a Participant, the direct transfer of amounts from any other trust qualified under Code Section 501(a), which is part of any plan qualified under Code Section 401(a). In no event, however, may the Committee authorize a direct transfer from (i) a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code Section 412, or (iii) any other defined contribution plan to which the requirements of Code Section 401(a)(11)(A) apply with respect to such Participant or Employee, unless such a direct transfer may be made under applicable law and regulation without jeopardizing this Plan's exempt status under Code Section 401(a)(11)(B).

                                    ARTICLE 5

                   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

           5.1 Definitions

                      (a) "Annual Addition" means the sum for the Limitation Year to which the allocation pertains (whether or not allocated in such year) of all Employer, Member Employer and Employee contributions and Forfeitures allocated to the Participant's Account for such year from this Plan and any other similar contributions to any other defined contribution plan maintained by the Employer or Member Employer, including Excess Contributions, excess matching contributions and Excess Deferrals if not returned or otherwise corrected by the April 15 following the Calendar Year in which made.

                      (b) "Limitation Account" means an account expressly set up and maintained to hold excess Annual Addition amounts contributed in error pursuant to Article 5.3(b).

                      (c) "Limitation Year" means the Fiscal Year.

           5.2 Allocation Methods

                      (a) Salary Deferral, Top-Heavy Minimum, Restoration and Non-Elective Contributions

                                 Salary Deferral, top-heavy minimum, restoration
and Non-Elective contributions are allocated as provided in Article 4.

                      (b) Matching Contributions

                                 Employer Matching Contributions and amounts in
Limitation Accounts attributable to Employer Matching Contributions for any Fiscal Year shall be allocated as of the last day of such Fiscal Year to the Matching Account of each Eligible Participant in an amount equal to 50%, or such other amount, including zero, as may be decided by the Board, of such Eligible Participant's Salary Deferral Contributions during such Fiscal Year; provided however, that the Matching Contribution for any Eligible Participant shall not exceed $600.00 for the Fiscal Year or such other amount as the Board shall decide. Effective July 1, 1994, the match amount shall change to an amount equal to 66-2/3% of the salary deferral contribution made for each Eligible Participant, provided that the matching contribution for each Eligibility Participant shall not exceed $800 in any Fiscal Year.

                      (c) Employer Profit Sharing Contribution Allocation

                                 Employer Profit Sharing Contributions,
Forfeitures, and amounts in Limitation Accounts attributable to Profit Sharing Accounts for any Fiscal year shall be allocated as of the last day of such Fiscal Year to the Profit Sharing Account of each Eligible Participant in the ratio that each such Eligible Participant's units bears to the total units credited to all Eligible Participants for the Fiscal Year. For purposes of this allocation, each Eligible Participant shall be credited with (a) .3333 units for each calendar month of Service completed with the Employer or Member Employer; and (b) one-tenth (1/10th) of a unit for each one hundred dollars ($100) of Plan Compensation (as defined in Article 2.47 for profit sharing purposes).

                               (i) Service will be counted from the first day of the month following the Employee's Employment Commencement Date.

                               (ii) Units for Service will be rounded to the nearest tenth of a unit.

                               (iii) One-tenth (1/10th) unit will be credited for each complete $100 of Plan Compensation received by the Participant. No credit for Plan Compensation of $1 to $99 will be received.

                               (iv) The allocation of units must be done in a manner such that the average allocation rates, as provided under applicable Code and Regulation, for Highly Compensated Employees does not exceed the average of the allocation rates for nonhighly compensated employees. For this purpose, allocation rates will include all Employer contributions and Forfeitures allocated to the account of each Eligible Participant.

                               (v) If the allocation of profit sharing
           contributions and Forfeitures would otherwise cause the Plan to fail to meet the nondiscrimination test of this Article 5.2(c), for any Fiscal Year, then the Committee may reduce as necessary the profit sharing contributions and Forfeitures made on behalf of Participants who are Highly Compensated Employees for such Fiscal Year.

                      (d) Overriding Top-Heavy Minimum Allocation

                                 For any Fiscal Year during which the Plan is a
Top-Heavy Plan the requirements of Article 4.2(e) shall be met.

           5.3 Limitations on Annual Allocations

                      (a) Limitation Amount

                                 Notwithstanding any other provision of this
Plan to the contrary, the Annual Addition to a Participant's Account for any Limitation Year shall not exceed the lesser of 25% of the Employee's Allowable Compensation (as defined in Article 2) or $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)), or such other amount for the Limitation Year as may be established by regulations under Code
Section 415(d).

                      (b) Treatment of Excess Annual Addition Made in Error

                                 In the event that (as a result of the
allocation of Forfeitures, a reasonable error in estimating a Participant's compensation or other limited facts and circumstances which the Internal Revenue Service finds to be applicable) an amount would otherwise be allocated which would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:

                               (i) First, by returning to such Participant, to the extent necessary any unmatched salary deferral contributions made on his behalf, with investment gains attributable to such salary deferral contributions determined as provided in Article 4.7.

                               (ii) Second, by returning to such Participant, to the extent necessary any matched salary deferral contributions made on his behalf. A return of matched salary deferral shall include investment gains attributable to such contributions determined as provided in Article 4.7.

                               (iii) Third, by holding any remaining excess matching and/or profit sharing amounts in a Limitation Account as appropriate. Any amounts in the Limitation Accounts shall be reallocated among the appropriate Accounts of Eligible Participants pursuant to Article 5.2 as of the last day of each succeeding Fiscal Year until the excess is exhausted, provided that the Annual Addition limitation with respect to any Participant may not be exceeded in any Limitation Year. No allocation of Employer or Member Employer contributions may be credited to the Accounts of Eligible Participants in succeeding years until such excess has been exhausted.

           5.4 Restoration Procedures

                      (a) Computing Amounts

                                 In the event that a Participant's Account was
improperly excluded in any year from an allocation of Employer or Member Employer contributions and Forfeitures pursuant to Article 5.2, such Participant's Account shall be restored to its correct status by the addition of amounts that are determined as follows:

                               (i) First, an amount will be computed on the same basis as Employer and Member Employer contributions and Forfeitures that were allocated to the Accounts of other Eligible Participants under Article 5.2 in each year for which restoration is necessary, and

                               (ii) Second, Trust Fund income, gain or loss attributable to amounts that should have been allocated under (i) above will be computed on the same basis as Trust Fund income, gain or loss was allocated to other Participants' Accounts under Article
           7.1 in each year for which restoration is necessary.

                      (b) Income, Gain or Loss

                                 In the event that a Participant's Account was
improperly excluded in any year from an allocation of Trust Fund income, gain or loss pursuant to Article 7, such Participant's Account shall be restored to its correct status by the addition or subtraction of amounts that should have been allocated under Article 7 in each year for which restoration is necessary.

                      (c) Source of Amounts

                                 Such amounts shall be restored first from
Forfeitures, if any; and then, if necessary, the Employer and/or Member Employer shall contribute an amount which is necessary to fully restore each improperly excluded Account. No Employer or Member Employer contributions or Forfeitures shall be allocated pursuant to Article 5.2 to the Account of any Participant until each improperly excluded Account has been fully restored.

                                    ARTICLE 6

                               VESTING OF ACCOUNTS

           6.1       Automatic Vesting

                      (a) Retirement, Disability or Death

                                 The value of a Participant's Employer Account
shall become fully vested when the Participant attains his Normal Retirement Date while an Employee, or upon his termination of employment by reason of death or Disability.

                      (b) Employee, Matching and Non-Elective Accounts

                                 A Participant's Employee, Matching and
Non-Elective Accounts shall be fully vested at all times.

           6.2       Vesting Based on Service

                                 A Participant's Profit Sharing and Top-Heavy
Accounts shall become vested in accordance with the following schedule:

                            Year of Service        Vested Percentage
                            ---------------        -----------------
                           Less than 1 year                     0%

                                1 year                         20%
                                2 years                        40%
                                3 years                        60%
                                4 years                        80%
                            5 years or more                   100%

                      Effective July 1, 1993, a Participant's Profit Sharing and Top-Heavy Account shall become vested in accordance with the following schedule:

                           Period of Service       Vested Percentage
                           -----------------       -----------------
                           Less than 1 year                     0%
                                1 year                         20%
                                2 years                        40%
                                3 years                        60%
                                4 years                        80%
                            5 years or more                   100%

Notwithstanding the foregoing a Participant's vested percentage shall be the greater of the percentage determined above, or the total of the following:

                      (a) A number of years equal to the number of Years of Service credited to the Participant immediately prior to July 1, 1993, and

                      (b) The Service taken into account as determined under
Article 6.2.

           6.3 Years of Service for Vesting

                      (a) Year of Service

                                 An Employee shall be credited with one year of
Service for each Fiscal Year in which he has at least 1,000 Hours of Service.

                      (b) Termination Prior to Vesting

                                 If the vested percentage applicable to a
Participant's Employer Account is 0% at the time his service terminates his Service prior to such termination shall be disregarded for vesting purposes if he is reemployed after he has incurred 5 consecutive Breaks in Service.

                      (c) Service Prior to Break in Service

                                 If an Employee is reemployed after a Break in
Service, Service prior to the Break in Service shall not be credited for purposes of vesting until he has completed one year of Service after his reemployment.

           6.4 Period of Service for Vesting

                      (a) Period of Service

                                 An Employee shall be credited with a Period of
Service as described in Article 2.43.

                               (i) If an Employee quits, is discharged or retires and again performs an Hour of Service for the Employer within twelve (12) months, for purposes of this Article 6 he shall be treated as though his Service had not terminated.

                               (ii) An Employee who is absent from work for reasons other than those in (i) above shall be credited for purposes of this Article 6 with service as described in Article 10 from the date he was first absent from work to the earlier of the anniversary of that date or his reemployment date with the Employer.

                      (b) Termination Prior to Vesting

                                 If an Employee's Service terminates prior to
his earning any vested percentage, his Service prior to such termination shall be disregarded for vesting purposes in the event of a renewal of Service once the Participant has incurred 5 consecutive one-year Periods of Severance.

                      (c) Service Prior to Period of Severance

                                 In the case of an Employee who has a one-year
Period of Severance followed by a renewal of Service, Service prior to the one-year Period of Severance which is eligible to be credited to the Employee on renewal of Service shall not be credited for purposes of vesting until he has completed a one year Period of Service after renewal of Service.

           6.5       Forfeitures and Restorations
                     (a)       Forfeitures

                                 Any remainder of a terminating Participant's

Account which is not vested shall be forfeited on the earliest to occur of the following dates:

                                (i) The date of termination of the Participant, provided that this date applies only if the Participant did not then have a vested interest in his Account.

                               (ii) The date on which the terminated Participant receives payment of his vested interest.

                               (iii) The date on which the Participant completes five consecutive one-year breaks in service or the date he completes five consecutive one-year Periods of Severance.

                      (b) Profit Sharing Contribution Forfeitures Reallocated

                                 Forfeitures attributable to Profit Sharing
Accounts during a Fiscal Year which are not used to restore Participant's Accounts as of the last day of such Fiscal Year shall be added to the Employer's and Member Employer's Profit Sharing Contribution for such year and be allocated as of the last day of the Fiscal

Year to the Profit Sharing Accounts of Eligible Participants as provided in
Article 4.

                      (c) Reemployment After Forfeiture

                                 If the Participant is reemployed before
incurring 5 consecutive Breaks in Service or before incurring 5 consecutive one-year Periods of Severance, the forfeited amount shall be treated as follows:

                               (i) Restoration If No Distribution. In the event the Participant did not receive a distribution of his vested interest, his Account shall be fully restored as provided in (iv) below and shall be recredited as of his reemployment date.

                               (ii) Restoration If Total Distribution Repaid. In the event a distribution of his entire vested interest was made to the Participant, his Account shall be fully restored as provided in
           (iv) below if he makes an after-tax contribution which shall not be subject to Code Section 401(m) of the full amount of the prior distribution before the date which is 5 years after he is reemployed by the Employer or Member Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier. If the Participant does not make full repayment of the prior distribution by that date, his Account will not be restored.

                               (iii) Full Restoration in Event of Partial
           Distribution. In the event a distribution was made to the Participant of less than his entire vested interest, his Account shall be fully restored if he repays the full amount of the prior partial distribution before the date which is 5 years after he is reemployed by the Employer or Member Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier.

                               (iv) Source of Restored Amounts

                                            (A) If the Suspense Account
           established for a Participant has not yet been forfeited, such Suspense Account shall be used to restore the Participant's Account.

                                            (B) Otherwise, amounts to be
           restored for any Fiscal Year may be restored from Forfeitures as of the last day of a Fiscal Year, from additional Employer and Member Employer contributions for such Fiscal Year, from Trust income, or from a combination of these methods, as determined by the Committee.

                      (d) No Partial Repayments Permitted

                                 A Participant shall not be permitted to repay
part of a distribution.

                      (e) No Restoration After 5 Consecutive Breaks in Service


                                 If a Participant is reemployed after 5
consecutive Breaks in Service (or 5 consecutive one-year Periods of Severance), no portion of his non-vested Account shall be restored and any undistributed vested interest shall be maintained as a separate fully vested Account.

           6.6 No Divestment

                      Except as provided under Articles 4.3 and 6.8, a Participant's vested rights shall not be subject to divestment for any reason.

           6.7 Amendment to Vesting

                      Notwithstanding any other provisions of this Article 6, the vested percentage of an individual who was a Participant immediately preceding the effective date of any amendment to the Plan is determined by the provisions of the Plan existing immediately prior to such amendment if such provisions provide a greater vested percentage at any relevant time.

           6.8 Lost Participants

                      (a) Participant's Account

                                 If all or a portion of a Participant's Account
becomes payable under Article 9 and the Committee, after a reasonable search, cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment), the vested Account shall:

                               (i) be used to establish an Individual
           Retirement Account in the Participant's name; or

                               (ii) remain in the Plan for a sufficient period of time so that under state law the Account would escheat, at which point the Account shall be forfeited and reallocated, in accordance with Articles 4 and 5, as of the day the Participant incurred a Break in Service, or such later date as the Committee may decide.

                      (b) Search for Participants

                                 The Committee shall make a reasonable attempt
to find such a Participant, including securing any assistance available from the Internal Revenue Service.

                      (c) Restoration

                                 If an Account is forfeited under this Article
6.8, and the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall cause the vested Account, equal to the amount that was forfeited under this Article 6, to be restored.

                                    ARTICLE 7

                       ALLOCATION OF TRUST INCOME OR LOSS

           7.1 Determination of Net Income

                      As of each Valuation Date, the Committee shall determine the net income or loss of the Trust Fund based on a statement from the Trustee of the receipts and disbursements of the Trust Fund since the immediately preceding Valuation Date and of the fair market value of the Fund as of the Valuation Date. If one or more separate investment funds have been established as provided in Article 13, each fund shall be valued separately on each Valuation Date and the net income or loss of each fund shall be allocated to each Account invested in such investment fund.

           7.2 Valuation

                      As of each Valuation Date and prior to any allocation of contributions and Forfeitures to be made as of such date, the net income or loss of the General Trust Fund since the immediately preceding Valuation Date, including net appreciation or depreciation and any expenses paid by the Trust, shall be allocated to each Account in the ratio that the value, as of the immediately preceding Valuation Date, of each such Account invested in the General Trust Fund bears to the value, as of the immediately preceding Valuation Date, of all Accounts invested in the General Trust Fund. If one or more separate investment funds have been established, the net income or loss of each fund shall be allocated to each Account invested in such investment fund in proportion to the value of each Account invested in such funds as of the immediately preceding Valuation Date. The Committee shall adopt equitable procedures to establish a proportionate crediting of Trust income or loss to those portions of Participants' Accounts in the case of contributions, transfers, loans, rollovers or withdrawals that have occurred in the interim period since the immediately preceding Valuation Date. Amounts held in Limitation Accounts established pursuant to Articles 5.3 shall not share in Trust Fund income or loss.

           7.3 Valuation Dates

                      The General Trust Fund and any separate investment funds shall be valued as of the last day of each Fiscal Year and as of any other date the Committee directs the Trustee to value the Trust Fund, as provided in
Article 7.4.

           7.4 Special Valuation Dates at Committee Discretion

                      The Committee may direct the Trustee to determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any date other than the last day of a Fiscal Year. If the allocation of such Trust income or loss will produce a significant change in the value of Participants' Accounts, and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and Trust income or loss shall be allocated to Participant's Accounts in accordance with the provisions of Article 7.2.

           7.5 Accounts to be Valued

                      All sub-accounts of all Participants shall be valued at each Valuation Date.

                                    ARTICLE 8

                             PARTICIPANTS' ACCOUNTS

           8.1 Separate Accounts

                      The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Agreement. The Committee may maintain records of Accounts to the nearest whole dollar.

           8.2 Statement of Accounts

                      As soon as practicable after the end of each Fiscal Year, the Committee shall furnish to each Participant a statement of his Account, determined as of the end of such Fiscal Year. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct it, to the extent correction is practically feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Agreement.

           8.3 Valuation of Account When Payment Due

                      (a) Accounts Which Are Not Segregated

                               (i) When employment is terminating and payment is not deferred, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date next following his termination date.

                               (ii) When employment is not terminating, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of request for payment plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

                               (iii) When employment has terminated and payment has been deferred, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately following the date of request for payment.

                                    ARTICLE 9

                          DISTRIBUTIONS AND WITHDRAWALS

           9.1 General

                      Benefits under the Plan shall be distributed solely from the Trust. The Employer and Member Employers have no liability or responsibility for Plan benefits or for the Trust. No distribution shall be made or commenced prior to the Participant's termination of employment, except as required under Articles 9.3(d) and 16.2(b) and except for withdrawals in accordance with
Article 9.10. Distributions can also be made upon termination of the Plan subject to the provisions of Article 9.11.

                      All distributions from the Plan will be made in accordance with Code Section 401(a)(9) and the regulations thereunder including the transition rules in proposed regulation 1.401(a)(9)-1I and the incidental death benefit requirements of proposed regulation 1.401(a)(9)-2. The provisions of Code Section 401(a)(9) shall override any distribution option under the Plan which might be inconsistent with such provisions. A distribution to a Participant shall be made solely from his Account. When a distribution is to be made his Account shall be valued in accordance with Article 8.3. The amount to be paid shall be based on his vested interest as determined in Article 6.

           9.2 Administrative Rules

                      (a) Authority

                                 Distributions shall be made by the Trustee only
in accordance with the directions of the Committee. The Committee has the authority to direct the distributions in accordance with the terms and conditions of the Plan, but the Committee shall have no power of discretion or consent with regard to a Participant's or Beneficiary's choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Committee is constrained by the options available under the Plan or by the requirements of law or regulation.

                      (b) Claims

                                 A Participant, Beneficiary or Alternate Payee
has the right to file a claim for benefits as set forth in Article 13.6.

           9.3 Timing of Distributions

                      (a) Cashout of Amounts Under $3,500

                                 If the Participant's vested Account does not
exceed $3,500, and at the time of any prior distribution, if any, has not exceeded $3,500, distribution shall be made in a lump sum as soon as practicable after the amount can be determined in accordance with Article 8.3.

                      (b) Amounts Over $3,500

                               If the Participant's vested Account does not meet
the cashout requirements of Article 9.3(a) the Participant may elect to:

                               (i) Commence distributions as soon as practicable after the amount can be determined, or

                               (ii) Defer receipt of payments until his Normal Retirement Date, or

                               (iii) Defer receipt of payments as provided in
           (c) below.

Unless otherwise elected by the Participant under (d) below, the payment of benefits under the Plan to the Participant will not begin later than the 60th day after the end of the Fiscal Year in which the latest of the following occurs:

                                             (1) The date on which the
                      Participant attains the earlier of Age 65 or his Normal Retirement Date,

                                             (2) The date which is the 10th
                      anniversary of his commencement of participation in the Plan, or

                                             (3) The date of termination of his
                      service with the Employer;

           However, if the amount of the payment cannot be ascertained and/or the Participant can not be located by the date required above, payment shall be made within 60 days after all of these facts are known.

           Notwithstanding the foregoing, no payments may be made to a Participant prior to his Normal Retirement Date or his 62nd birthday, whichever is later, if his vested Account does not meet the cashout requirements of
Article 9.3(a) unless the written consent of the Participant is obtained by the Committee within the 90-day period prior to commencement of the distribution.

                      (c) Information and Rights

                      The following applies to the Participant's written consent:

                                 (i) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer commencement of the distribution.

                               (ii) Notice of the rights specified herein shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such distribution.

                               (iii) Written consent of the Participant to the distribution must not be made before the Participant receives the notices and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such distribution.

                               (iv) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                               (v) If a distribution is one to which Section 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                                            (1) the Plan Administrator clearly
                      informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                                            (2) the Participant, after receiving
                      the notice, affirmatively elects a distribution.

                      (d) Deferring Distributions

                                 A Participant who meets the requirements of
Article 9.3(b) may defer the commencement of a distribution by providing the Committee with a written, signed notice specifying the date on which the distribution is to commence and the distribution method to be used, provided that:

                                 (i) No distribution method chosen by the Participant shall provide any payment in an amount less than that required under Article 9.6; and

                                 (ii) Distributions shall commence no later than the April 1 following the last day of the calendar year in which a Participant attains age 70 1/2 even though such Participant may still be an Employee; provided that this requirement shall not apply in the case of a Participant who is not a 5% Owner and who attained age
           70 1/2 before January 1, 1988.


           9.4 Treatment of Deferred Amounts

                      Where the distribution of all or any portion of a Participant's Account is to be deferred, the vested portion shall continue to be held and invested as an unsegregated Account of the Trust subject to revaluation as provided in Article 7. However, at the written request of a Participant or his Beneficiary, such Account shall be transferred to an insured savings account, to a certificate of deposit or to another similar instrument, which shall be part of this Trust and shall be subject to all the provisions hereof. Interest earned by any such insured savings account, certificate of deposit or similar instrument shall be credited to such Participant's Account.

           9.5 Methods of Distribution

                      (a) Methods

                                 Distribution to any Participant or Beneficiary
shall be made, in whole or in part:

                                 (i) In a lump sum;

                                 (ii) In installments, payable at least annually and not more frequently than quarterly, over a period of years meeting the requirements of Article 9.6;

                                 (iii) In the form of a nontransferable annuity contract providing for a monthly guaranteed income for a period certain;

                               (iv) In any combination of the foregoing methods of distribution.

                      (b) Participant Choice

                                 The Participant may choose any of the methods
described in (a); provided that in the event that the Participant's vested Account meets the cashout requirements of Article 9.3(a) payment will be made in a lump sum.

                      (c) Equal Value

                                 All methods of distribution with respect to a
Participant or Beneficiary shall be of equal value as of the date payments are to commence.

                      (d) Timing

                                 If the amount of a distribution cannot be
determined by the date specified under Article 9.3, payment of benefits, retroactive to such date, shall be made or shall begin no later than 60 days after the earliest date on which the amount of the distribution can be determined.

           9.6       Distribution in Periodic Payments

                      (a) Minimum Distributions

                                 If the distribution to a Participant includes
periodic payments, the amounts shall be calculated in accordance with the life expectancy of the Participant or life expectancies of the Participant and his Beneficiary, except as provided in 9.7(b) below. As provided in Article 9.1, the provisions of Code Section 401(a)(9) and the regulations thereunder shall govern the minimum amount of distributions payable. For purposes of the computation of minimum distributions, the life expectancy of a Participant and his spouse may be redetermined annually, to the extent permitted by applicable law and regulation.

           9.7 Distribution Upon Death of Participant

                      (a) Distribution Made to Participant's Beneficiary

                                 The portion of any Participant's Account which
remains undistributed at his death shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Article 9.7.

                      (b) General Rules

                               (i) If distribution to the Participant has commenced as periodic payments and such Participant dies before receiving his entire vested interest, then the remaining undistributed vested interest shall continue to be distributed at least as rapidly as the schedule being used at the Participant's date of death, and

                               (ii) If a Participant dies before distributions have commenced, his Account shall be distributed within 5 years after the death of the Participant. However, the prior sentence shall not apply with respect to such portion of the Participant's Account as is payable to his designated Beneficiary over a period not exceeding the life or life expectancy of such Beneficiary beginning not later than 1 year after the Participant's death (or such later date as prescribed by applicable regulation). In addition:

                                            (1) If the Beneficiary is the
                      deceased Participant's surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70 1/2, and

                                            (2) If such surviving spouse dies
                      before receiving any distributions, the provisions of this
                      Article 9.7 shall be applied as if such spouse were the Participant.

                                 (iii) Notwithstanding the foregoing, if a Participant dies before distributions have commenced and the amount in his Account meets the cashout requirements of Article 9.3(a) payment will be made in a lump sum to his Beneficiary.

           9.8 Distributions to Minors or Legally Incompetents

                      In case of any distribution to a minor or to a legally incompetent person, the Committee may (1) direct the Trustee to make the distribution to his legal representative, to a designated relative, or directly to such person for his benefit; or (2) instruct the Trustee to use the distribution directly for his support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 9.8. Distributions made under this
Article 9.8 shall be in accordance with the provisions of this Article 9.

           9.9 Tax Information To Be Provided

                      The Committee shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f)), at the time such distribution is made, a written explanation of the (1) provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan and, if applicable; (2) provisions regarding the availability of 5-year averaging tax treatment of the distribution or any other method as prescribed by applicable rules and regulations.

           9.10 In Service Withdrawals

                      (a) Committee Establishes Rules

                                 The Committee has the power to establish
uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which in service withdrawals may be made.

                      (b) Consent Required

                                 All withdrawals are subject to written
Participant Consent to the extent required by applicable law and regulation.

                      (c) Withdrawal Charged to Participant's Account

                                 The Committee shall direct the Trustee to make
a distribution to a Participant of the amount which such Participant is eligible to withdraw, and the amount of such withdrawal shall be charged by the Committee against the Salary Deferral or Rollover Accounts of the Participant. Withdrawals under this Article 9.10 will be charged against the Participant's Account as of the specified date of withdrawal, but no interest or other income credit shall accrue with respect to such amounts to be withdrawn on account of any period elapsing between the withdrawal date and the actual date of payment.

                      (d) Withdrawals Permitted for Hardship

                                 (i) At the request of a Participant, the
Committee shall authorize a withdrawal at any time from his Salary Deferral or Rollover Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship including a reasonable estimate of federal and state taxes that will be payable. The amount which may be withdrawn from such Participant's Salary Deferral Account shall not exceed the lesser of:

                                            (1) The value of his Salary Deferral
           Account; or

                                            (2) The value of his Salary Deferral
           Account as of December 31, 1988, plus the total of the salary deferrals made for the Participant since December 31, 1988, less any amounts withdrawn after such date.

                               (ii) A distribution shall be deemed to be due to an immediate and heavy financial need if it is on account of:

                                            (1) Medical expenses incurred or
           anticipated by the Employee or his spouse or other dependent;

                                            (2) Costs directly related to the
           purchase of the Employee's principal residence excluding mortgage payment;

                                            (3) Payment of tuition for the next
           12 months of post-secondary education for the Employee or his spouse or other dependents;

                                            (4) The need to prevent the eviction
           from or the foreclosure on the mortgage of the Employee's principal residence;

                                            (5) Payment of funeral expenses of a

           family member; or

                                            (6) Such other needs to be added by

           the Commissioner of

           Internal Revenue.

                               (iii) A distribution shall be treated as necessary to satisfy a financial need if the Employee represents that the need cannot be relieved:

                                            (1) Through reimbursement or
           compensation by insurance or otherwise;

                                            (2) By liquidation of the Employee's
           assets to the extent that such liquidation would not cause an immediate and heavy financial need;

                                            (3) By cessation of elective
           contributions under the Plan; or

                                            (4) By other distributions or loans
           from this Plan or any other plan or by borrowing from commercial sources on reasonable terms unless the effect of such loan would be to increase the amount of such need.

                      (e) Withdrawals Permitted Without Hardship

                                 The provisions of this Article are not now
operative and shall become operative at the sole discretion of the Committee and upon unanimous vote of the Committee.

                                 (i) A Participant may withdraw his Total
           Account balance from the Trust regardless of hardship by giving the Committee notice of his intention to make such a withdrawal at least 30 days prior to the withdrawal, provided the Participant has attained age 59 1/2 and his Account is fully vested.

           9.11 Limitations on Distributions Upon Plan Termination

                      Distributions of a Participant's Salary Deferral and Non-Elective Accounts upon termination of the Plan shall not commence prior to the Participant's termination of employment or his attainment of age 59 1/2 except for hardship withdrawals in accordance with Article 9.10, unless payment is made in a lump sum and (i) no successor defined contribution plan is adopted;
(ii) the only successor plan is an ESOP as defined in Code Section 4975(e)(7); or (iii) the distribution is:

                                 (1) After the date of sale of all Employer or Member Employer assets used in its trade or business to a non-Associated Employer by whom the Participant is still employed;

                                 (2) After the date of sale of an incorporated Associated Employer's interest in a subsidiary by whom the Participant is employed; or

                                 (3) Otherwise permitted by applicable law and regulations.

                                   ARTICLE 10

                                     SERVICE

           10.1 Definitions

                      (a) "Service" means an Employee's total period of employment with the Employer, Member Employer or an Associated Employer. For all purposes, for Employees of Microwave Radio Corporation, Service will be credited from the later of the Participant's Date of Hire or September 28, 1986. Employees of California Microwave TeleCom Transmission Systems, Inc. will be credited with Service from the later of the Participant's Date of Hire or October 31, 1983.

                      (b) "Day of Service" means any day in which an Employee performs an Hour of Service. If an Employee's Service terminates and he subsequently performs an Hour of Service again for the Employer, broken periods of Service of less than a full month shall be aggregated, with 30 Days of Service equal to 1 Month of Service. "Period of Service" is defined in Article 6 for purposes of vesting and in Article 3 for purposes of eligibility.

                      (c) "Hour of Service" means:

                               (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, a Member Employer or an Associated Employer.

                               (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer, a Member Employer or an Associated Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:

                                            (1) For a period during which no
           duties are performed if payment is made or due under a plan maintained solely for purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;

                                            (2) On account of any payment made
           or due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.

                               (iii) Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer, a Member Employer or an Associated Employer. Such hours are to be credited to the period or periods to which the award or agreement pertains. If this provision results in an Employee becoming an Eligible Participant for a Fiscal Year in which he was not otherwise an Eligible Participant under Article 5 or if this provision results in an increase in the vested percentage applicable to a Participant's Suspense Account which has been forfeited under Article 6, the Committee shall establish equitable procedures for determining and allocating any resulting amounts to such Employee's Account.

                               (iv) Solely for purposes of determining whether a Break in Service has occurred, each hour not otherwise credited under the Plan that would have been credited if the Employee had not been absent:

                                            (1) By reason of pregnancy or the
           birth of a child of the Employee;

                                            (2) By reason of the placement of a
           child with the Employee in connection with his adoption of such child; or

                                            (3) For purposes of caring for any
           such child for a period beginning immediately following such birth or placement;

In any case in which the Employer, a Member Employer or an Associated Employer is unable to determine the number of hours which would otherwise normally have been credited to such Employee (but for such absence), such individual shall be credited with 8 Hours of Service for each day of such absence. The hours described in this Article 10.1(c)(iv) shall be treated as Hours of Service only in the Eligibility Computation Period in which the absence from work begins if the Employee would thereby be prevented from incurring a Break in Service in such Eligibility Computation Period or, in any other case, in the next following Eligibility Computation Period.

                               (v) Each hour for any period during which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the Employee:

                                            (1) Returns to the employ of the
           Employer, a Member Employer or an Associated Employer immediately after the expiration of the leave or layoff, or in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and

                                            (2) Remains in the employ of the
           Employer, a Member Employer or an Associated Employer for at least 30 days after such return, or

                                            (3) Fails to return or remain
           employed as provided above by reason of his death, Disability or Normal Retirement.

Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to the employ of the Employer, a Member Employer or an Associated Employer or to remain in the employ of the Employer, a Member Employer or an Associated Employer for at least 30 days after his return for reasons other than his death, Disability or Normal

Retirement, then his original leave date shall be deemed to be his termination date.

           10.2 Crediting of Hours Subject to DOL Regulation

                      The calculation of the number of Hours of Service to be credited under Articles 10.1(b)(ii) and (iii) for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Committee in accordance with the rules set forth in the Department of Labor Regulation
Section 2530-200b-2 paragraphs (b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.

           10.3 Hours of Service Equivalency

                      Hours of Service for Employees under Articles 10.1(c)(i),
(ii) and (iii) shall be determined by crediting each Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least 1 Hour of Service under Articles 10.1(c)(i), (ii) or (iii). However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under Articles 10.1(c)(i), (ii) and
(iii) shall be determined on the basis of hours for which Plan Compensation is paid or due.

                                   ARTICLE 11

                            FIDUCIARY RESPONSIBILITY

           11.1 Named Fiduciaries

                      The authority to control and manage the operation and administration of the Plan shall be allocated as provided in this Trust Agreement between the Board, the Committee and the Trustee, all of whom are named fiduciaries under ERISA.

                      In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 13.4.

           11.2 Fiduciary Standards

                      Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:

                      (1) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

                      (2) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                      (3) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                      (4) In accordance with this Trust Agreement.

           11.3 Fiduciaries Liable for Breach of Duty

                      A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.

           11.4 Fiduciary May Employ Agents

                      Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary other than the Trustee may, with the consent of the Board, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan. The expenses of such persons may be paid by the Trust, if not paid by the Employer.

           11.5 Authority Outlined

                      (a) Employer Authority

                                 The Employer has the authority to amend and
terminate the Plan, to appoint
and remove members of the Committee and to appoint and remove a Trustee.

                      (b) Committee Authority

                                 The Committee has the authority to:

                                 (i) Allocate the Employer's and Member
                      Employers' Contribution;

                                 (ii) Establish rules pertaining to salary
                      deferral contributions and their withdrawals;

                                 (iii) Determine the amount and allocation of
                      the Trust income or loss;

                                 (iv) Direct the Trustee with respect to
                      additional valuations;

                                 (v) Maintain separate Accounts for
                      Participants;

                                 (vi) Furnish, and correct errors in, statements
                      of Accounts;

                                 (vii) Direct the Trustee with respect to the
                      method, timing and media of distributions pursuant to
                      Article 9;

                                 (viii) Direct the segregation of assets;

                                 (ix) Direct distribution of the interests of
                      incompetent persons and minors;

                                 (x) Construe the Plan and the Trust Agreement
                      and determine questions thereunder;

                                 (xi) Establish a funding policy;

                                 (xii) Appoint and delegate duties to an
                      investment manager;

                                 (xiii) Employ advisors and assistants;


                                 (xiv) Direct the Trustee with respect to its
                      duties and investments; and

                                 (xv) The Committee is the Plan Administrator
                      and has the additional duties outlined in Article 11.7.

Article 12 further describes the authority and duties of the Committee.

                      (c) Trustee Authority

                                 The Trustee has the authority to establish the
fair market value of the Trust Fund, to value segregated Accounts, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of its administration of the Trust. Article 14 further describes the authority and duties of the Trustee.

           11.6 Fiduciaries Not to Engage in Prohibited Transactions

                      A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section 406 or Code Section 4975, unless such transaction is exempted under ERISA Section 408 or Code Section 4975.

           11.7 Duties of Plan Administrator

                      The Committee is the Plan Administrator under ERISA and shall have the duty and authority to comply with those reporting and disclosure requirements of ERISA and TEFRA which are specifically required of the Plan Administrator. The Plan Administrator is the agent for the service of legal process.

                      The Plan Administrator shall keep on file a copy of this Plan and Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report required under Title I of ERISA for examination by Participants during business hours. The Plan Administrator hereby specifically delegates to the Trustee the responsibility for income tax withholding, and to withhold the appropriate amount, if any, from any payment made from the Trust to a Participant, Beneficiary or Alternate Payee under the provisions of applicable law and regulation. The Plan Administrator shall furnish the Trustee with all information necessary to such withholding function, as set forth in regulations, or, if such information is not provided the Trustee, the Plan Administrator shall assume all relevant liability.

           11.8 Duties of Plan Administrator

                      The Plan Administrator hereby specifically delegates to the Trustee the responsibility for income tax withholding, and to withhold the appropriate amount, if any, from any payment made from the Trust to a Participant, Beneficiary or Alternate Payee under the provisions of applicable law and regulation. The Plan Administrator shall furnish the Trustee with all information necessary to such withholding function, as set forth in regulations, or, if such information is not provided the Trustee, the Plan Administrator shall assume all relevant liability.

                                   ARTICLE 12

                            ADMINISTRATIVE COMMITTEE

           12.1 Appointment of Administrative Committee

                      The Board shall appoint an Administrative Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Board may designate or until a successor member has been appointed or until removed by the Board. Vacancies due to resignation, death, removal or other cause shall be filled by the Board. Members shall serve without compensation for committee service. All reasonable expenses of the Committee shall be paid by the Trust Fund.

           12.2 Committee Operating Rules

                      The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, the Committee may authorize one or more members to execute documents on its behalf and direct the Trustee in the performance of its duties hereunder. The Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified in writing. A member of the Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Board.

           12.3 Committee Powers

                      The Committee has the power and duty to do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such powers and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Committee shall have the full and exclusive discretionary power to construe the Plan and the Trust Agreement and to determine all questions that shall arise hereunder, including, particularly, directions to and questions submitted by the Trustee on all matters necessary for it to discharge its power and duties properly. All actions, interpretations and decisions of the Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Employer, the Member Employers, the Trustee, the Participants, their Beneficiaries and all others and shall be given the maximum possible deference allowed by law. The Committee shall at all times act in a uniform and nondiscriminatory manner in making and carrying out its decisions and directions, and may from time to time prescribe and modify uniform rules of interpretation and administration. The Committee is the Plan Administrator and has the duties outlined in Article 11.7.

           12.4 Committee to Establish Funding Policy

                      The Committee shall establish a funding policy for the Trust Fund bearing in mind both the short-run and long-run needs and goals of the Plan. The Committee shall review such policy prior to the end of each Fiscal Year for its appropriateness under the circumstances then prevailing. The funding policy shall be communicated to the investment manager of the Trust Fund, if one has been appointed, so that the investment policy of the Trust Fund can be coordinated with Plan needs.

           12.5 Committee May Retain Advisors

                      The Committee may from time to time or on a continuing basis, retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties. The expenses of such agents or advisors shall be paid by the Trust Fund; provided that only reasonable expenses of administering the Trust may be paid from the Trust.

           12.6 Claims Procedure

                      (a) Claim Must Be Submitted Within 60 Days

                                 The Committee shall determine Participants',
Alternate Payees' and Beneficiaries' rights to benefits under the Plan. In the event of a dispute over benefits, a Participant, Beneficiary or Alternate Payee may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Committee's determination.

                      (b) Requirements For Notice of Denial

                                 If a claim is wholly or partially denied, the
Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant, setting forth:

                                 (i) The specific reason for such denial;

                                 (ii) Specific references to the pertinent plan provisions on which the denial is based;

                                 (iii) A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

                                 (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

                      (c) Claimant's Rights if Claim Denied

                                 The claimant and/or his representative may
appeal the denied claim and may:

                                 (i) Request a review upon written application
to the Committee;

                                 (ii) Review pertinent documents; and

                                 (iii) Submit issues and comments in writing;
provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.

                      (d) Time Limit on Review of Denied Claim

                                 Upon receipt of a request for review, the
Committee shall provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Committee will notify the claimant of its decision.

                      (e) No Legal Recourse Until Claims Procedure Exhausted


                                 In the event of any dispute over benefits under
this Plan, all remedies available to the disputing individual under this Article
12.6 must be exhausted before legal recourse of any type is sought.

           12.7 Committee Indemnification

                      To the fullest extent permitted by law, the Employer and Member Employers agree to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any (1) action taken or omitted by them in good faith in connection with this Plan and Trust or their duties hereunder, and (2) expenses or losses for which they may become liable as a result of any such actions or non-actions, unless resultant from their own willful misconduct. The Employer and Member Employers may purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan and Trust.

                                   ARTICLE 13

                              INVESTMENTS AND LOANS

           13.1 Investment Authority

                      The Committee is hereby granted full power and authority to direct the Trustee to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 11. Without limiting the generality of the foregoing, the Committee may direct the Trustee to invest in bonds, notes, mortgages, commercial paper, preferred stock, common stock, or other securities, rights, obligations or property, real or personal, including shares and certificates of participation issued by investment companies or investment trusts, shares, units or certificates of participation in commingled common funds established by the Trustee, or in accounts which bear a reasonable rate of interest and are maintained by the Bank of America, National Trust and Savings Association. The Committee may direct the Trustee to cause any part or all of the assets of this Trust to be commingled with the assets of a similar Trust qualified under Section 401(a) and 501(a) of the Internal Revenue Code by causing such assets to be invested as part of a common fund of the Trustee or other fiduciary. To the extent that Trust assets are invested in (i) the Bank of America Investment Commingled Trust for California Employee Benefit Trusts, (ii) the Bank of America, International Pooled Investment Fund for Employee Benefit Trusts, and (iii) any other or future collective investment fund established and maintained by the Trustee for which the Trust is eligible, the declaration of trust establishing such fund, as amended from time to time, will be part of this Agreement. Any assets of the Trust that are invested in any such fund will be held and administered by Trustee under the terms of that fund's governing instrument. The Committee may authorize the Trustee to hold such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds by depositing the same in any bank (including the savings or commercial department of any bank named as Trustee) or savings and loan institution subject to the rules and regulations governing such deposits. A deposit in the savings or commercial department of any bank named as Trustee shall only be made with the express authorization of the Committee.

           13.2 Trustee May Hold Necessary Cash

                      The Committee may authorize the Trustee to hold in a cash or cash equivalent account such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds. Such funds may be deposited in any bank or savings and loan institution subject to the rules and regulations governing such deposits.

           13.3 Trustee to Act Upon Committee Instruction

                      The Trustee shall make investments promptly upon receiving instructions from the Committee, and shall retain such investments until instructed differently by the Committee. The Trustee shall comply promptly with instructions from the Committee to sell, convey, exchange, transfer, pledge, mortgage or otherwise dispose of or encumber any real or personal property held by it. To the extent permitted by law, the Trustee shall not be liable for damages arising out of the making of any investment at the direction of the Committee, for the retention of any such investment in the absence of directions from the Committee to dispose of it, or for the disposal or encumbrance of any investment at the direction of the Committee.

           13.4 Appointment of Investment Manager

                      The power of the Committee to direct, control or manage the investment of the Trust Fund may be delegated to an investment manager appointed by the Committee. Such investment manager, if appointed, must acknowledge in writing that he is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund. An investment manager must be a person who is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank, as defined in that Act; or (3) an insurance company qualified to perform such services under the laws of more than one state. If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust Fund. The Committee shall not be liable for any act or omission of the investment manager in carrying out such responsibility except to the extent that the Committee violated Article 11.2 of this Trust Agreement with respect to:

                      (1) Such designation,

                      (2) The establishment or implementation of the procedures for the designation of an investment manager, or

                      (3) Continuing the designation, in which case the Committee would be liable in accordance with Article 11.3.

           13.5 Loans to Participants or Beneficiaries

                      The provisions of this Article 13.5 shall be operational only to the extent of loans transferred into the Plan and Trust from the former Plan of TeleScience Transmission Systems, Inc. For all other purposes, the provisions of this Article 13.5 are not now operational and shall become operational at the discretion of the Committee and upon unanimous vote of the Committee.

                      (a) Limit on Amount of Loan

                               The Trustee shall, when so directed by the
Committee, make a loan or loans to a Participant or Beneficiary of a deceased Participant (the Borrower) upon such terms as the Committee may determine in a uniform and non-discriminatory manner. Such loan or loans shall be limited to the lesser of (1) 50% of the Borrower's vested Account, or (2) $50,000. However, the amount of any new loan shall not exceed $50,000, reduced by the highest outstanding loan balance of the Borrower during the preceding 12 months. In determining whether the limitations of this Article have been exceeded at any date, all loans made at any time from the Plan to the Borrower and still outstanding on such date shall be aggregated, and the Borrower's vested interest in all qualified plans maintained by the Employer, a Member Employer, or an Associated Employer shall be aggregated.

                      (b) Terms of Loan

                               The terms of any loan shall  provide  that
repayment is to be made within five years of the date of the loan, unless the loan is used to acquire a dwelling to be used within a reasonable time (as determined at the date of the loan) as the principal residence of the Participant, in which case the term of such loan shall be arrived at by mutual agreement between the Committee and the Participant.

                      (c) Loan Requirements

                               All loans  shall be secured by the  Borrower's
vested Account balance and shall be evidenced by the Borrower's promissory note. Such note shall provide for repayment of principal and interest in installment payments made at least quarterly. The rate of interest shall be a market rate of interest, determined by the Committee, according to the procedures set forth in
Article 13.5(i).

                      (d) Loan is Lien on Account

                               A loan shall be a lien on all interests of the
Borrower in the Trust. All Borrowers shall receive a clear statement of all charges involved in the loan transaction.

                      (e) Loan Requires Spousal Consent

                               Any loan or renegotiation, extension, renewal or
other revision of a loan made to a Borrower shall require Spousal Consent to the extent required by applicable law and regulation. Any such Spousal Consent shall acknowledge the possibility that a subsequent amount to be paid under Article 9 might be reduced (pursuant to (d) above) by the amount of the outstanding balance of the loan and interest due thereon, and such Spousal Consent shall be given within 90 days before the loan is made. If such Spousal Consent is given at the time that the loan is made, any such subsequent reduction of a distribution shall be made (without any Spousal Consent), even if the Borrower is married to a different spouse at the time of the subsequent reduction. If an unmarried Borrower agrees to a subsequent reduction of a distribution at the time that the loan is made, any such reduction shall be valid, even if the Borrower is married when the distribution is reduced.

                      (f) Loans are Segregated

                               Any loan under this Article 13.5 shall be
accounted for as a segregated loan

Account in the Trust. Repayments of the principal amount of the loan will (1) reduce the total amount of principal due in the segregated loan Account by the amount of such payments, and (2) increase by an equal amount the value of the Borrower's Account in the General Trust Fund. Payments of interest on such loan will reduce the total amount of interest due in the segregated loan Account. Such interest payments will be credited directly to the Borrower's Account in the General Trust Fund.

                      (g) Restriction on Loans to Owner-Employees

                               In no event may a loan be made to any Borrower
who is an Owner-Employee (as defined in Code Section 401(c)(3)) or a shareholder-employee (as defined in Code Section 1379(d)) as in effect immediately prior to the date of enactment of the Subchapter S Revision Act of 1982, except to the extent permitted by applicable law and regulation.

                      (h) Loans Made Prior to October 19, 1989

                               Notwithstanding the foregoing, any loan made
pursuant to the rules in effect prior to October 19, 1989 must comply only with the requirements of the Plan and the laws in effect at the time the loan was made, until such time as that loan is repaid or renegotiated.

                      (i) Loan Policies and Procedures

                               The Participant loan program will be administered
in a uniform and nondiscriminatory manner by the Plan Administrative Committee. The Committee shall establish policies and procedures covering all aspects of the loan program not otherwise described in this Article 13.5 including:

                               (i) The procedure for making an application for a loan,

                               (ii) Any limitations on the amount and purpose for a loan,

                               (iii) The interest rate to be charged on the loan,

                               (iv) The security for the loan,

                               (v) Default procedures, and

                               (vi) Loan fees.

These policies and procedures shall be recorded by the Committee in a section of the minutes of the Committee which shall be designated to be part of the Plan. The Committee, acting in a uniform and nondiscriminatory manner, may alter these policies and procedures to meet the requirements of any new laws or regulations or to improve the operation of the Plan.

           13.6 Separate Investment Funds

                      (a) Committee May Establish Separate Funds

                               The Committee may, in its sole  discretion,
direct the Trustee to create one or more separate investment funds, having such different specific investment objectives as the Committee shall from time to time determine. The Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investment which shall be authorized therefor.

                      (b) Participant Direction Permitted

                               Each Participant has the right to instruct the
Committee to direct the Trustee in writing to invest his Salary Deferral, Matching, Profit Sharing, Top-Heavy, Non-Elective or Rollover Account in one or more separate investment funds, provided, however, that if any Participant fails to make a direction pursuant to this Article as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested in the fixed income fund. Each directed investment Account shall be valued separately by the Trustee under the provisions of Article 7.

                     (c)       Committee To Establish Rules

                               The Committee may at any time make such uniform
and nondiscriminatory rules as it determines necessary regarding the administration of each directed investment option. The Committee shall develop and maintain rules governing the rights of Participants to change their investment directions and the frequency with which such changes can be made.

                                   ARTICLE 14

                                     TRUSTEE

           14.1 Trustee Duties

                      The duties of the Trustee shall be confined to receiving and paying funds of the Trust, safeguarding and valuing Trust assets, investing and reinvesting the Trust Funds, as provided in Article 13, and carrying out the directions of the Committee or of the investment manager if one has been appointed pursuant to Article 13.4. The directions of the Committee shall be in writing and bear the signature of one or more members designated as its authorized signator or signators, as provided in Article 12.2. The directions of an investment manager shall be in writing or in such other form as is acceptable to the Trustee. The Employer may, however, authorize the Trustee to act with respect to any specific matter or class of matters by delivering to the Trustee a certified copy of a resolution authorizing the Trustee so to act.

           14.2 Indicia of Ownership Must Be in United States

                      The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States, except as authorized by regulations issued by the Department of Labor.

           14.3 Permissible Trustee Action

                      In the discharge of its duties, the Trustee has all the powers, authority, rights and privileges of an absolute owner of the Trust Fund and, not in limitation of but in amplification of the foregoing, may (i) receive, hold, manage, invest and reinvest, sell, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust Fund;
(ii) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges and register in the name of a nominee any securities in the Trust Fund; (iii) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose by judicial proceedings or otherwise or defend against the same, any obligations or claims in favor of or against the Trust Fund; (iv) exercise options, employ agents; and, (v) whether herein specifically referred to or not, do all such acts, take all such actions and proceedings and exercise all such rights and privileges as if the Trustee were the absolute owner of any and all property in the Trust Fund. The Trustee has no authority or duty to determine the amount of the Employer or Member Employer contribution or to enforce the payment of any Employer or Member Employer contribution to it.

           14.4 Trustee's Fees For Services and Advisors Retained

                      The Trustee's fees for its services as Trustee shall be an amount mutually agreed upon by the Committee and the Trustee, and such fees shall be paid by the Trust Fund, with the exception that individual

Trustees shall serve without compensation for their service as such. However, with the approval of the Committee, the Trustee may from time to time or on a continuing basis, retain such agents or advisors, including specifically accountants, attorneys, investment counsel and administrators, as they consider necessary to assist them in the proper performance of their duties. The expenses of such agents or advisors and all other expenses of the Trustee shall be paid by the Trust.

           14.5 Annual Accounting and Asset Valuation

                      Within 60 days or within a reasonable period following the close of each Fiscal Year, the Trustee shall render to the Employer an accounting of its administration of the Trust during the preceding year. The Trustee shall also report to the Committee regarding determinations of the value of the Trust Fund, as provided in Articles 7.1 and 7.2. Notwithstanding any other provisions of this Agreement, if the Trustee finds that the Trust Fund consists, in whole or in part, of property not traded freely on a recognized market or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, the Trustee shall request the Committee to instruct the Trustee as to the fair market value of such property for all purposes under the Plan and Trust Agreement. In such event, the fair market value placed upon such property by the Committee in its instructions to the Trustee shall be conclusive and binding. If the Committee shall fail or refuse to instruct the Trustee as to the fair market value of such property within a reasonable time after receipt of the Trustee's request so to do, the Trustee shall take such action as is required to ascertain the fair market value of such property including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value so determined shall be conclusive and binding.

           14.6 Trustee Removal or Resignation

                      The Trustee may resign at any time upon 30 days written notice to the Employer and the Committee or such shorter period as may be agreeable to the Employer. Upon receipt of instructions or directions from the Employer or the Committee with which the Trustee is unable or unwilling to comply, the Trustee may resign upon written notice to the Employer and the Committee, given within a reasonable time under the circumstances then prevailing. After its resignation, the Trustee shall have no liability to the Employer, the Committee, or any person interested herein for failure to comply with any instructions or directions. The Employer may remove the Trustee without cause at any time upon 30 days written notice. In case of resignation or removal of the Trustee, the Trustee shall have the right of a settlement of its accounts, which may be made at the option of the Trustee, either by judicial settlement in an action in a court of competent jurisdiction or by agreement of settlement between the Trustee and the Employer. The Trustee shall not be required to transfer assets of the Trust Fund to a successor Trustee under
Article 14.8 or otherwise until its accounts have been settled.

           14.7 Approval of Trustee Accounting

                      The written approval of any Trustee accounting by the Employer or Committee shall be final as to all matters and transactions stated or shown therein and binding upon the Employer, the Member

Employers, the Committee, and all persons who then shall be or thereafter shall become interested in this Trust. Failure of the Employer or Committee to notify the Trustee of its disapproval of an accounting within 90 days after it has been received shall be the equivalent of written approval.

           14.8 Trust Not Terminated Upon Trustee Removal or Resignation

                      Resignation or removal of the Trustee shall not terminate the Trust. If the Trustee has resigned or been removed, the Committee shall appoint a successor Trustee. Any such successor Trustee shall have all the powers and duties herein conferred upon the former Trustee. The title to all Trust property shall automatically vest in a successor Trustee without the execution or filing of any instrument or the doing of any act, but the former Trustee shall, nevertheless, execute all instruments and do all acts which would otherwise be necessary to vest such title in any successor. The appointment of a successor Trustee may be effected by amendment to this Trust Agreement or by a board resolution of the Employer, with the agreement of the successor Trustee to act as such being evidenced by its execution of such amendment or acceptance of such board resolution.

           14.9 Trustee May Consult With Legal Counsel

                      The Trustee may consult with legal counsel (who may or may not be counsel to the Employer or Member Employers) concerning any question which may arise with reference to its duties under this Agreement.

           14.10 Trustee Not Required to Verify Identification or Addresses

                      The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing address of any person entitled to benefits are certified by the Committee. In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of benefits until such dispute has been determined by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

           14.11 Indemnification of Trustee and Insurance

                      To the fullest extent permitted by law, the Employer and Member Employers agree to indemnify, to defend, and to hold harmless the Trustee against any liability whatsoever for any action taken or omitted by such Trustee in good faith in connection with this Plan and Trust or duties hereunder and for any expenses or losses for which the Trustee may become liable as a result of any such actions or non-actions unless resultant from willful misconduct.

           14.12 Income Tax Withholding

                      In making payments from the Trust, the Trustee shall be liable for federal income tax withholding, and shall withhold the appropriate amount of tax, if any, as provided by applicable law and regulation, from any payment made to a Participant, Beneficiary or Alternate Payee, unless the Committee does not provide the Trustee with the necessary information as set forth in regulations, in which case the Committee shall assume all relevant liability.

                                   ARTICLE 15

                        AMENDMENT, TERMINATION AND MERGER

           15.1 Trust is Irrevocable

                      The Trust shall be irrevocable but shall be subject to amendment and termination as provided in this Article 15.

           15.2 Employer May Amend Trust Agreement

                      The Employer reserves the right to amend this Plan and Trust Agreement to any extent and in any manner that it may deem advisable by action of its Board of Directors. The Employer, the Member Employers, the Trustee, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:

                      (1) Cause or permit any part of the principal or income of the Trust to revert to the Employer or Member Employers or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries;

                      (2) Change the duties or liabilities of the Trustee without its written assent to such amendment;

                      (3) Adversely affect the then accrued benefits of any Participants; or

                      (4) Eliminate an optional form of distribution for Account balances accrued before such amendment, except as allowed under the Code.

           15.3 Employer May Terminate Plan and Trust Agreement or Discontinue Matching and Profit Sharing Contributions

                      The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that it will be able to make its matching and profit sharing contributions indefinitely, but the Employer shall be under no obligation to continue its matching or profit sharing contributions or to maintain the Plan for any given length of time. The Employer or any Member Employer, in its sole discretion, may increase, reduce, or completely discontinue its contributions or participation in the Plan or the Employer may terminate the Plan at any time without any liability whatsoever. In the event of the earlier of (1) the termination of this Plan, or (2) the complete discontinuance of contributions hereunder as evidenced by a Board resolution to the effect that the Employer will no longer make any contributions to the Plan and Trust, the full value of the applicable Accounts of all Participants shall become fully vested and nonforfeitable; provided that this provision shall not apply to any Participant who previously received a distribution from his Accounts and has not repaid it at the time of Plan termination, in accordance with Article 6.5(c). In the event of partial termination of this Plan, the full value of the applicable Accounts of the Participants involved in the partial termination shall become fully vested and nonforfeitable.

           15.4 Timing of Plan Termination

           The Plan shall terminate:

                      (a) By Written Notice

                                 Upon the date specified in a written notice of
such termination, executed by the Employer and delivered to the Trustee; or

                      (b) Purpose of Trust Accomplished

                                 Upon the earlier of (i) the complete
accomplishment of all purposes for which the Plan was created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution of the Trust Agreement. However, if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.

           15.5 Action Required Upon Plan Termination

                      Upon the termination of this Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee and agents of the Committee, the Trust assets and all Participants' Accounts shall be revalued according to the procedures provided in Article 7. Limitation Accounts held pursuant to Article 5 shall be allocated as of the date the Plan is terminated in accordance with Articles 4 and 5. Suspense Accounts will be allocated to the Accounts of the Participants for whom they were established. The Trustee shall hold and distribute such Accounts as directed by the Committee in accordance with the provisions of Article 9. Upon such termination, if the Employer has ceased to exist, all rights, powers, and duties to be exercised or performed by the Employer shall thereafter be exercised or performed by the Committee, including the filling of vacancies on the Committee and the amending of the Plan. In the event the Committee is unable to perform, all rights, powers and duties shall be performed by the Trustee.

           15.6 Nonreversion of Assets

                      Except as provided in Article 4.3(b), in no event shall any part of the principal or income of the Trust revert to the Employer or any Member Employers or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

           15.7 Merger or Consolidation Cannot Reduce Benefits

                      In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.

                                   ARTICLE 16

                                   ASSIGNMENTS

           16.1 No Assignment

                      Except as provided in Article 13.5 regarding loans and below, the interest herein, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

           16.2 Qualified Domestic Relations Order Permitted

                      The provisions of Article 16.1 above shall not prevent the creation, assignment or recognition of any individual's right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (QDRO).

                      (a) Not All Domestic Relations Orders Qualify as QDROs

                                 The Committee shall establish reasonable
procedures to determine whether a domestic relations order is a QDRO and to administer distributions under a QDRO. If any domestic relations order is received by the Plan, the Committee shall promptly notify the Participant and each Alternate Payee that the order has been received, and shall determine within a reasonable period after receipt of the order whether it is a QDRO and notify the Participant and each Alternate Payee of the Committee's determination.

                      (b) Payments May Occur Before Termination of Service

                                 The Plan may make benefit payments to an
Alternate Payee under a QDRO before the Participant's termination of Service if such payments are made on or after the earlier of (i) the date specified in the QDRO; (ii) the earliest date on which the Participant is entitled to a distribution under the Plan; or (iii) the later of (A) the Participant's 50th birthday, or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service; in accordance with applicable law or regulations.

                      (c) Separate Accounting of Alternate Payee's Account

                                 During any period in which the issue of whether
a domestic relations order is a QDRO is being determined by the Committee, a court of competent jurisdiction or otherwise, the Committee shall separately account for (herein referred to as "the separate amounts") the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a QDRO. If the order, or a modification of the order, is determined within the 18 month period described herein to be a QDRO, the Committee shall pay the separate amounts (as adjusted by attributable investment income or loss), in accordance with the Plan's provisions, to the entitled individual(s). If, within the 18 month period described herein, the order is determined not to be a QDRO or its status as a QDRO is not resolved, the Committee shall return the separate amounts (as adjusted by attributable investment income or loss) to his Account; or if applicable, the Committee shall pay such separate amounts to the individual(s) who would have been entitled to receive such amounts absent such order. Any determination that an order is a QDRO made after the close of the 18-month period described herein shall be applied prospectively only. For purposes of this Article 16, the 18-month period shall be the 18-month period beginning with the date on which the first payment would be required to be made under the QDRO.

                      (d) Consent Requirements

                                 Except as otherwise provided in a QDRO,
payments made to an Alternate Payee shall not be subject to (1) Spousal Consent, or (2) consent of the Alternate Payee.

                      (e) Committee Delegates Responsibility to Trustee

                                 The Committee shall direct that payments under
a QDRO be made by the Trustee. The Committee may delegate to the Trustee the responsibility for income tax withholding with regard to an Alternate Payee pursuant to Article 14.

                                   ARTICLE 17

                  ADOPTION OF THE PLAN BY ASSOCIATED EMPLOYERS

           17.1 The purpose of this Article 17 is to describe the terms and conditions under which an Associated Employer may adopt and become a Member Employer under this Plan for the benefit of its Eligible Employees.

           17.2 Any Associated Employer may, with the written consent of the Employer, become a Member Employer under this Plan and Trust Agreement by executing this Plan and Trust Agreement or a Subscription Agreement under which it shall agree:

                      (a) To be bound by all the provisions of the Plan and Trust in the manner set forth herein;

                      (b) To pay its share of the expenses of the Plan and Trust as they may be determined from time to time in the manner specified in this
Article 17; and

                      (c) To provide the Employer, Committee and the Trustee with full, complete and timely information on all matters necessary to them in the operation of this Plan and Trust.

           17.3 In the event of the adoption of this Plan and Trust by an Associated Employer, the following shall apply with respect to the participation of such Associated Employer as a Member Employer hereunder:

                      (a) All the terms and conditions of the Plan and Trust as set forth in the preceding Articles 1 through 16 shall apply to the participation of such Associated Employer and its Employees in the same manner as set forth for the Employer and its Employees, except as follows:

                               (i) The right to designate an Associated
           Employer is specifically reserved to the Employer.

                               (ii) An Associated Employer which becomes a
           Member Employer may, at the discretion of the Employer, have the right to designate for purposes of Article 3 alternative requirements which shall be met by its Eligible Employees in order to qualify as Participants. In the event that no such designation is made, the current requirements set forth in Article 3 shall apply to Employees of such Member Employer.

                               (iii) The right to appoint the Administrative Committee is specifically reserved to the Employer so long as the Employer participates under the Plan; provided that a Member Employer may appoint an advisory committee on any matters affecting such Member Employer or its Employees who are Participants under the Plan. The Committee shall be entitled to rely on any information furnished it by any such advisory committee in the same manner as if furnished by the

           Member Employer appointing such advisory committee, but in no event shall the existence of any such advisory committee modify or otherwise limit any of the powers or duties of the Committee under the Plan.

                               (iv) The right to direct, appoint, remove, approve the accounts of or otherwise deal with the Trustee is specifically reserved to the Employer so long as the Employer participates under the Plan.

                               (v) The right to amend the Plan and Trust is specifically reserved to the Employer so long as the Employer participates under the Plan, and any such amendment, unless otherwise specified therein, shall be fully binding with respect to the participation of any Member Employer, provided that this reservation shall in no event be construed to prevent any Member Employer from terminating at any time its participation as a Member Employer in this Plan and Trust.

                      (b) In the operation of the Plan with respect to a Member Employer, the term "effective date" shall mean the effective date set forth in this Agreement or such other date as specified in such Member Employer's Subscription Agreement.

                      (c) The Committee shall at all times maintain separate Accounts reflecting the participation of the Eligible Employees of the Employer and any Member Employer, and in no event shall there be a commingling of the Accounts of the Eligible Employees of any Member Employer with those of the Employer; provided that this requirement shall in no event be construed to be a limitation on the commingling of any Contributions or of the Trust Fund for investment purposes nor shall it require the Trustee to maintain separate accounts with respect to the Trust Fund except as otherwise provided herein.

                      (d) Notwithstanding any other provisions of this Agreement to the contrary, it is specifically understood that the participation of any Associated Employer hereunder, the obligation of such Employer to make Contributions hereunder, and the vesting and entitlements of any Participant based on such Contributions are conditional to the extent that if such Associated Employer receives an initial notification from the United States Treasury that its Subscription Agreement as part of this Plan, or the same as it may have been amended, is not part of a qualified plan under Section 401 of the Code, as amended by ERISA, with respect to its participation, such Associated Employer shall not be a Member Employer hereunder and the then value of any Contributions made by such Employer or its Employees shall be returned from the Trust Fund, and no Participant hereunder or his Beneficiary shall have any vested interest in, or be entitled to, any benefit payments based on such Contributions. Further, it is understood and provided that upon receipt of an initial notification from the United States Treasury Department that such Subscription Agreement and this Plan and Trust, as they may have been amended in order to receive such notification, are qualified and exempt from taxation under the applicable sections of the Code, the participation of such Employer as a Member Employer and the vestings and entitlement of all Participants employed by such Member Employer and their Beneficiaries shall be retroactive to the date of their occurrence in accordance with the other provisions of this Plan, and this Article 17.3 shall be of no further force or effect with respect to such Employer and its Employees.

           17.4 Any Member Employer may at any time elect to terminate its participation in this Plan and Trust, or the Employer or any Member Employer may elect at any time by appropriate amendment or action affecting only its own status hereunder to disassociate itself from this Plan and Trust but to continue the Plan and the portion of the Trust as it pertains to itself and its Employees as an entity separate and distinct from this Plan and Trust if otherwise permitted by law. Termination of the participation of any Member Employer and/or the Employer shall not affect the participation of any other Member Employer and/or the Employer nor terminate the Plan or Trust with respect to them and their Employees; provided that, if the Employer shall terminate its participation, or disassociate itself, then each remaining Member Employer shall make such arrangement and take such action as may be necessary to assume the duties of the Employer in providing for the operation and continued administration of the Plan and Trust as the same pertains to the Member Employer.

           17.5 Each Member Employer shall be liable for and shall pay at least annually to the Employer its fair share of the expenses of operating the Plan and Trust, including its share of any Trustee's fees. The amount of such charges to each Member Employer shall be determined by the Committee in its sole discretion; provided that, except with respect to charges incurred solely on account of a Member Employer's segregated transaction, no Member Employer shall be charged with a greater proportion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears to the total of all Participants nor for a greater proportion of any Trustee's fees than the ratio that the portion of the Trust Fund pertaining to its participation bears to the total Trust Fund.

IN WITNESS WHEREOF, the Employer, each Member Employer listed below and the Trustee have caused this Agreement to be executed by their respective duly authorized officers on this 15th day of May, 1995.

CALIFORNIA MICROWAVE, INC.                SATELLITE TRANSMISSION SYSTEMS, INC.
(Employer)                                (Adopting Employer)

By     /s/  George L. Spillane            By       /s/  George L. Spillane
   ------------------------------------      -----------------------------------

By                                        By
   ------------------------------------      -----------------------------------

                                          MOBILE SATELLITE PRODUCTS CORPORATION

EF DATA CORPORATION                       (Adopting Employer)
(Adopting Employer)

By     /s/  George L. Spillane            By       /s/  George L. Spillane
   ------------------------------------      -----------------------------------

By                                        By
   ------------------------------------      -----------------------------------

                                          CALIFORNIA MICROWAVE-TELECOM
                                          TRANSMISSION SYSTEMS, INC.

MICROWAVE RADIO CORPORATION               (Adopting Employer effective October
(Adopting Employer effective               1, 1993)
July 1, 1994)

By     /s/  George L. Spillane            By       /s/  George L. Spillane
   ------------------------------------      -----------------------------------

By                                        By
   ------------------------------------      -----------------------------------

CALIFORNIA MICROWAVE NAVIGATION           BANK OF AMERICA, N.T. & S.A.
SYSTEMS, INC.                             (Trustee)

(Adopting Employer)

By     /s/  George L. Spillane            By       /s/ Trustee
   ------------------------------------      -----------------------------------

By                                        By
   ------------------------------------      -----------------------------------

Date:
     ----------------------------------

                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS

                        AND DEFERRED PROFIT SHARING PLAN

                               AND TRUST AGREEMENT

(As Amended and Restated Generally Effective July 1, 1989 with some provisions effective July 1, 1987, as required by the Tax Reform Act of 1986)

Article                                                                                  Commencing
Number     Description                                                                    on Page

1.      NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION...................................  1-1

2       DEFINITIONS......................................................................  2-1

3.      ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION...........................  3-1

4.      CONTRIBUTIONS....................................................................  4-1

5.      ALLOCATION OF CONTRIBUTIONS AND FORFEITURES......................................  5-1

6.      VESTING OF ACCOUNTS..............................................................  6-1

7.      ALLOCATION OF TRUST INCOME OR LOSS...............................................  7-1

8.      PARTICIPANTS' ACCOUNTS...........................................................  8-1

9.      DISTRIBUTIONS AND WITHDRAWALS....................................................  9-1

10.     SERVICE.......................................................................... 10-1

11.     FIDUCIARY RESPONSIBILITY......................................................... 11-1

12.     ADMINISTRATIVE COMMITTEE......................................................... 12-1

13.     INVESTMENTS AND LOANS............................................................ 13-1

14.     TRUSTEE.......................................................................... 14-1

15.     AMENDMENT, TERMINATION AND MERGER................................................ 15-1

16.     ASSIGNMENTS...................................................................... 16-1

17.     ADOPTION OF THE PLAN BY ASSOCIATED EMPLOYERS..................................... 17-1

                             FIRST AMENDMENT TO THE
                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS
                        AND DEFERRED PROFIT SHARING PLAN

The California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan is hereby amended, effective November 2, 1995, as follows:

1.   A new Article 3.3(d) shall be added to read as follows:

          (d) Accounts Transferred form Microwave Radio Corporation

                      Notwithstanding anything contained in this Article 3.3, an election to have a beneficiary other than the spouse of a Participant will be valid only if made after the calendar year in which the Participant attains age thirty-four (or the Participant's earlier separation from service) and before his death. Any election or revocation under this subsection may be revoked or changed in writing anytime during this election period, but thereafter may be changed only with the consent of the Plan Administrator, which consent need not be given. An election or revocation made by a spouse affects only that spouse and not any subsequent spouse. An election of a non-spouse beneficiary shall state the specific beneficiary, class of beneficiaries, or contingent."

2. Article 4.10(e) shall be amended to delete the last sentence from such Article and replace it with the following:

               "To the extent that a direct transfer is made by and on behalf of a Participant or an Employee who is to become a Participant is made from (i) a defined contribution plan subject to the minimum funding standards of Code
Section 412, (ii) any defined contribution plan to which the requirements of Code Section 401(a)(11)(A) apply, or (iii) any other defined contribution plan to which the requirements of Code Section 411(d)(6) apply with respect to such Participant or Employee, a separate Account within such Participant's or Employee's Rollover or other Account shall be maintained for the transferred benefits. All income, gain and loss on this separate Account shall be valued as of the last day of the Fiscal Year and income, gain or loss shall be based on the assets constituting such portion of the separate Account. Only the direct transfer and income attributable to the direct transfer shall be subject to the rules regarding Joint and Survivor Annuity under Article 9.5.l. After receipt, the Trustee shall treat such amounts as a rollover contribution otherwise meeting the requirements above."

3.   Article 9.5(a) shall be amended to add the following:

               "(v) Substantially equal installments to the Participant and thereafter to his surviving spouse of his properly designated beneficiary for a term certain equal to the life expectancies of the Participant and his spouse or his properly designated beneficiary unless the Participant designated otherwise before 1984, but only to the extent required by Article 4.10(e)."

4.   Article 9.5(b) shall be amended to add the following:

               "In addition, the consent of the Participant's spouse is required for the Account of any Participant who is subject to the separate accounting for transferred benefits under Article 4.10(e)."


                                       1.

5.   A new Article 9.5.1 shall be added as follows:

               "9.5.1 Spousal Consent

                      Each Participant with Accounts subject to the separate accounting of Article 4.10(e) and his or her spouse will be furnished with a written explanation of: the benefit options, the right to make and the effect of an election to waive an option, the right of the Participant's spouse to consent or refuse to consent to a waiver, and the availability of the election and the effect of a revocation of an election. The written explanation will be provided within a reasonable period before the annuity starting date.

                      Any election or revocation under this subsection shall be in writing and shall clearly indicate that both the Participant and his or her spouse are electing to receive all or part of the benefits in some optional form. However, no spouse's election shall be needed if there is no spouse, the spouse cannot be located, the spouse is legally separated from the Participant under a court decree, the Participant has been abandoned by the spouse and the abandonment has been recognized under a court decree, or because of other circumstances which may prevent the spouse from making a written election. The spouse's election shall acknowledge the effect of such election and shall be witnessed by a Plan representative or a notary public. An election of an optional form of benefit must specify the particular optional form selected."

6.   A new Section 9.10(d)(iv) shall be added to read as follows:

        "(iv)  Hardship Withdrawals Permitted for Terminated Participants

               Notwithstanding the provisions contained within this Article 9.10, a Participant who has separated from Service from the Employer and who has met the requirements for a hardship withdrawal under this Section 9.10(d) may request a hardship withdrawal of all or a portion of his or her total vested Account balance, as determined under Article 6.1 and 6.2, provided that the amount of the withdrawal shall not be limited by the restrictions of Section 9.10(d)(i)(1) and (2)."


                                       2.

                             SECOND AMENDMENT TO THE
                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS
                        AND DEFERRED PROFIT SHARING PLAN

The California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan is hereby amended, effective July 1, 1996, as follows:

Article 4.2(c), describing Employer Matching Contributions, is amended to add the following:

               "Effective July 1, 1996, the match amount shall change to an amount equal to 66-2/3% of each Eligible Participant's salary deferral contributions up to $1,500, plus 50% of his salary deferral contributions between $1,500 and $1,900, for a maximum matching contribution of $1,200."


                                       4.

                             THIRD AMENDMENT TO THE
                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS
                        AND DEFERRED PROFIT SHARING PLAN

The California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan is hereby amended, effective January 23, 1997, as follows:

1. Article 2.43 is amended by adding the following new paragraph to the end thereof:

               (v) An Employee's Period of Service shall be the aggregate of all separate Periods of Service which he may have, except for any which can be disregarded due to five (5) consecutive Breaks in Service.

2. Article 4.6 is amended by deleting all references to "supplemental matching contributions" therein.

3. Article 4.7(5), describing the formula for earnings or loss adjustments on refunds for the period between the end the Fiscal Year and the date of payout, is amended by adding the following new formula thereto and deleting the existing formula:

               "Amount in (4) x 10% x Number of elapsed months, divided by 12."


                                       5.

                             FOURTH AMENDMENT TO THE
                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS
                        AND DEFERRED PROFIT SHARING PLAN

The California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan is hereby amended, effective July 1, 1997, as follows:

Article 4.2(c), describing Employer Matching Contributions, is amended to add the following:

               "Effective July 1, 1997, the match amount shall change to an amount equal to 66-2/3% of each Eligible Participant's salary deferral contributions up to $1,500, plus 50% of his salary deferral contributions between $1,500 and $2,300, for a maximum matching contribution of $1,400."


                                       6.

                             FIFTH AMENDMENT TO THE
                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS
                        AND DEFERRED PROFIT SHARING PLAN

The California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan is hereby amended, effective July 1, 1998, as follows:

Article 4.2(c), describing Employer Matching Contributions, is amended to add the following:

               "Effective July 1, 1998, the match amount shall change to an amount equal to 66-2/3% of each Eligible Participant's salary deferral contributions up to $1,500, plus 50% of his salary deferral contributions between $1,500 and $2,700, for a maximum matching contribution of $1,600."

                                       7.